Exhibit 4.60
                                                                    ------------

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                            RENTAL CAR FINANCE CORP.,

                                    as Issuer



                                       and



                             BANKERS TRUST COMPANY,

                       as Trustee and as Enhancement Agent

                             ----------------------



                  AMENDED AND RESTATED SERIES 1998-1 SUPPLEMENT

                          dated as of February 26, 2002

                                       to

                                 BASE INDENTURE

                         dated as of December 13, 1995,

                                  as amended by

                          AMENDMENT TO BASE INDENTURE,

                          dated as of December 23, 1997


          Rental Car Asset Backed Variable Funding Notes, Series 1998-1



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


                                TABLE OF CONTENTS

                                                                            Page


Article 1 DESIGNATION..........................................................1

Article 2 DEFINITIONS AND CONSTRUCTION.........................................2

Article 3 GRANT OF RIGHTS UNDER THE MASTER LEASE..............................36
         Section 3.1 Grant of Security Interest...............................36

ARTICLE 4A  INITIAL ISSUANCE AND INCREASES AND DECREASES OF SERIES 1998-1
INVESTED AMOUNT OF SERIES 1998-1 NOTES........................................37
         Section 4A.1  Issuance in Definitive Form............................37
         Section 4A.2  Procedure for Increasing the Series 1998-1 Invested
             Amount...........................................................38
         Section 4A.3  Decreases..............................................39

Article 4 ALLOCATION AND APPLICATION OF COLLECTIONS...........................40
         Section 4.6 Establishment of Group II Collection Account, Series
             1998-1 Collection Account, Series 1998-1 Excess Funding
             Account, and Series 1998-1 Accrued Interest Account..............41
         Section 4.7 Allocations with Respect to the Series 1998-1 Notes......42
         Section 4.8 Monthly Payments.........................................48
         Section 4.9 Payment of Note Interest.................................50
         Section 4.10 Payment of Note Principal; Decreases....................50
         Section 4.11 Retained Distribution Account...........................52
         Section 4.12 Series 1998-1 Distribution Account......................52
         Section 4.13 The Master Servicer's Failure to Instruct the Trustee
             to Make a Deposit or Payment.....................................53
         Section 4.14 Lease Payment Loss Draws on Series 1998-1 Letter
             of Credit........................................................53
         Section 4.15 Claim Under the Demand Note.............................54
         Section 4.16 Series 1998-1 Letter of Credit Termination Demand.......55
         Section 4.17 Conversion..............................................56
         Section 4.18 The Series 1998-1 Cash Collateral Account...............57
         Section 4.19 Appointment of Enhancement Agent........................59
         Section 4.20 Exchange of Vehicles....................................59

Article 5 AMORTIZATION EVENTS.................................................60
         Section 5.1 Series 1998-1 Amortization Events........................60
         Section 5.2 Waiver of Past Events....................................61

Article 6 COVENANTS...........................................................62
         Section 6.1 Minimum Subordinated Amount..............................62
         Section 6.2 Minimum Series 1998-1 Letter of Credit Amount............62

Article 7 FORM OF SERIES 1998-1 NOTES.........................................62

Article 8 GENERAL.............................................................62
         Section 8.1 Payment of Rating Agencies' Fees.........................62
         Section 8.2 Exhibits.................................................62
         Section 8.3 Ratification of Base Indenture...........................63
         Section 8.4 Counterparts.............................................63
         Section 8.5 Governing Law............................................63
         Section 8.6 Amendments...............................................63


Schedule 1     -     Maximum Manufacturer Percentages

Exhibit A      -     Form of Rental Car Asset Backed Variable Funding Note,
                         Series 1998-1

Exhibit B      -     [Reserved]

Exhibit C      -     Form of Demand Note

Exhibit D      -     Form of Notice of Series 1998-1 Lease Payment Losses

          THIS  AMENDED AND  RESTATED  SERIES 1998-1  SUPPLEMENT,  dated  as  of
February 26, 2002 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and of the Base Indenture referred to below, this "Supplement"), between RENTAL CAR FINANCE CORP., a special purpose Oklahoma corporation ("RCFC" or the "Issuer"), and BANKERS TRUST COMPANY, a New York banking corporation (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the "Trustee"), and as enhancement agent (in such capacity, the "Enhancement Agent") to the Base Indenture, dated as of December 13, 1995, between RCFC and the Trustee, as amended by Amendment to Base Indenture, dated as of December 23, 1997, between RCFC and the Trustee (as amended by such amendment and as the same may be further amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, exclusive of Supplements creating a new Series of Notes, the "Base Indenture").


                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, RCFC, the Trustee and the Enhancement Agent entered into that certain Series 1998-1 Supplement, dated as of March 4, 1998, as heretofore amended and supplemented (the "Original Supplement"), for the purpose of authorizing the issuance of the Series 1998-1 Notes;

          WHEREAS, Section 11.2 of the Base Indenture and Section 8.6 of the Original Supplement provide, among other things, that the terms of the Original Supplement may be modified from time to time in accordance with the terms of the Base Indenture;

          NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree to amend and restate the Original Supplement as follows:

                                    ARTICLE 1

                                   DESIGNATION
                                   -----------

          (a) There is hereby created a Series of Notes to be issued pursuant to the Base Indenture and this Supplement and such Series of Notes shall be designated generally as Rental Car Asset Backed Variable Funding Notes, Series 1998-1. The Rental Car Asset Backed Variable Funding Notes, Series 1998-1, shall be issued in one class and shall be referred to collectively as the "Series 1998-1 Notes".

          (b) The net proceeds from the sale of and Increases in respect of the Series 1998-1 Notes shall be deposited into the Group II Collection Account, and shall be used (i) on and after the Series 1998-1 Closing Date, to finance the acquisition by the Issuer, Thrifty or Dollar of Financed Vehicles or Eligible Receivables or to refinance the same, (ii) on and after the Series 1998-1 Closing Date, to acquire Acquired Vehicles from certain Eligible Manufacturers, Auctions or otherwise or to refinance the same, and (iii) in certain circumstances, to pay principal on amortizing Group II Series of Notes other than the Series 1998-1 Notes.

          (c) The Series 1998-1 Notes are a Segregated Series of Notes (as more fully described in the Base Indenture) and are hereby designated as a "Group II Series of Notes". On December 15, 2000, RCFC and the Trustee also entered into a supplement (the "Series 2000-1 Series Supplement") to the Base Indenture pursuant to which RCFC issued a Segregated Series of Notes (the "Series 2000-1 Notes") designated as a "Group II Series of Notes." The Issuer may from time to time issue additional Segregated Series of Notes that the related Series Supplements will indicate are entitled to share, together with the Series 1998-1 Notes and the Series 2000-1 Notes in the Group II Collateral and any other Collateral and Master Collateral designated as security for the Series 1998-1 Notes and the Series 2000-1 Notes under this Supplement, the Series 2000-1 Series Supplement and the Master Collateral Agency Agreement or any other Group II Series of Notes under the related Series Supplement and the Master Collateral Agency Agreement (the Series 1998-1 Notes, the Series 2000-1 Notes and any such additional Segregated Series, each, a "Group II Series of Notes" and, collectively, the "Group II Series of Notes"). Accordingly, all references in this Supplement to "all" Series of Notes (and all references in this Supplement to terms defined in the Base Indenture that contain references to "all" Series of Notes) shall refer to all Group II Series of Notes.

                                   ARTICLE 2

                          DEFINITIONS AND CONSTRUCTION
                          ----------------------------

          (a) All capitalized terms not otherwise defined in this Supplement are defined in the Definitions List attached to the Base Indenture as
Schedule 1 thereto (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of the Base Indenture, the "Definitions List"). All capitalized terms defined in this Supplement that are also defined in the Definitions List to the Base Indenture shall, unless the context otherwise requires, have the meanings set forth in this Supplement. All references to "Articles", "Sections" or "Subsections" herein shall refer to Articles, Sections or Subsections of the Base Indenture, except as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 1998-1 Notes and not to any other Series of Notes issued by the Issuer. In addition, with respect to the Series 1998-1 Notes, references in the Base Indenture to (i) the "Lease" shall be deemed to refer to the Master Lease, (ii) "Thrifty Finance" shall be deemed to refer to RCFC, (iii) "Lessee" shall be deemed to refer to any or all of the Lessees under the Master Lease, as the context requires, (iv) "Servicer" shall be deemed to refer to the Master Servicer, and (v) when the terms "Lease," "Thrifty Finance," "Lessee" or "Servicer" are embedded in a defined term within the Base Indenture, they shall be deemed to refer to the corresponding concept described in clauses (i) through
(iv), as applicable, except in each case as otherwise specified in this Supplement or as the context may otherwise require.

          (b) The following words and phrases shall have the following meanings with respect to the Series 1998-1 Notes, and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

          "Accrued Amounts" means, with respect to any Group II Series of Notes (or any class (or portion thereof)), on any date of determination, the sum of
(i) accrued and unpaid interest on the Notes of such Series (or the applicable class thereof) as of such date, (ii) the portion of the accrued and unpaid Monthly Servicing Fee (and any Supplemental Monthly Servicing Fee) allocated to such Series of Notes (or the applicable class thereof) on such date pursuant to any Leases (which with respect to the Series 1998-1 Notes is pursuant to Section
26.1 of the Master Lease), and (iii) the product of (A) all other accrued and unpaid fees and expenses of RCFC on such date, and (B) a fraction, the numerator of which is the Invested Amount of such Group II Series of Notes (or the applicable class thereof) (which with respect to the Series 1998-1 Notes shall be the Series 1998-1 Invested Amount) on such date and the denominator of which is the Aggregate Invested Amount for all Outstanding Series of Notes on such date.

          "Acquired Vehicles" means any Eligible Vehicles acquired by RCFC and leased by RCFC to any of the Lessees under Annex A of the Master Lease.

          "Additional Depreciation Charge" means, with respect to each Non-Program Vehicle leased under the Master Lease as of the last day of the Related Month, an amount (which may be zero) allocated to such Non-Program Vehicle by the Master Servicer such that the sum of such amounts with respect to all Non-Program Vehicles shall be equal to the amount, if any, by which the aggregate Net Book Value of all such Non-Program Vehicles exceeds the three (3) month rolling average of the aggregate Market Value of such Non-Program Vehicles determined as of such day and the first day of each of the two (2) calendar months preceding such day.

          "Additional Lessee" has the meaning specified in Section 28 of the Master Lease.

          "Additional Overcollateralization Amount" means, as of any date of determination, an amount equal to (a) the Overcollateralization Portion on such date divided by the Series 1998-1 Enhancement Factor as of such date minus (b) the Overcollateralization Portion as of such date.

          "Adjusted EBITDA" means, for any applicable period, the excess of

          (a)     EBITDA for such period

          over

          (b)     to the extent added  in  arriving  at such  EBITDA, the sum of
(i) the aggregate amount of depreciation in respect of Vehicles during such period plus (ii) Vehicle Interest Expense during such period.

          "Aggregate Asset Amount" means, with respect to the Series 1998-1 Notes, on any date of determination, without duplication, the sum of (i) the Net Book Value of all Group II Vehicles with respect to which the applicable Vehicle Lease Expiration Date has not occurred, plus (ii) the Exchange Agreement Group II Rights Value, plus (iii) all Manufacturer Receivables, as of such date, due to RCFC, Thrifty or Dollar from Eligible Manufacturers under and in accordance with their respective Eligible Vehicle Disposition Programs, or from Eligible Manufacturers as incentive payments, allowances, premiums, supplemental payments or otherwise, in each case with respect to Group II Vehicles at any time owned, financed or refinanced by RCFC or with respect to amounts otherwise transferred to RCFC and pledged to the Master Collateral Agent, plus (iv) all amounts (other than amounts specified in clause (iii) above) receivable, as of such date, by RCFC, Thrifty or Dollar from any Person in connection with the Auction, sale or other disposition of Group II Vehicles, plus (v) all accrued and unpaid Monthly Base Rent and Monthly Supplemental Payments (other than amounts specified in clauses (iii) and (iv) above) payable in respect of the Group II Vehicles, plus
(vi) cash and Permitted Investments on deposit in the Collection Account constituting Group II Collateral (less any portion thereof allocated to the Retained Interest), plus (vii) cash and Permitted Investments constituting Group II Collateral and cash and Permitted Investments in the Master Collateral Account constituting Group II Master Collateral.

          "Aggregate   Interest  Expense"  is  defined  in  clause  (a)  of  the
definition of "Non-Vehicle Interest Expense".

          "Annual  Certificate"  is defined  in Section  24.4(g) of  the  Master
Lease.

          "Asset Amount Deficiency" means, with respect to the Series 1998-1 Notes as of any date of determination, the amount, if any, by which the Required Asset Amount exceeds the Aggregate Asset Amount, in each case, as of such date of determination.

          "Assignment Agreement" means a Vehicle Disposition Program Assignment Agreement, in the form attached as Exhibit F to the Master Collateral Agency Agreement, or in such other form as is acceptable to the Rating Agencies, between a Lessee and/or RCFC as the case may be, as assignor, and the Master Collateral Agent, as assignee, and acknowledged by the applicable Manufacturer, pursuant to which such Lessee and/or RCFC, as the case may be, assigns as collateral to the Master Collateral Agent all of such Lessee's and/or RCFC's, as the case may be, right, title and interest in, to and under a Vehicle Disposition Program.

          "Authorized Officer" means (a) as to RCFC, any of its President, any Vice President, the Treasurer or an Assistant Treasurer, the Secretary or any Assistant Secretary and (b) as to DTAG (including in its capacity as the Master Servicer), Thrifty (including in its capacities as a Lessee and as a Servicer), Dollar (including in its capacities as a Lessee and as a Servicer), any Additional Lessee or additional Servicer, those officers, employees and agents of DTAG, Thrifty, Dollar, such Additional Lessee or such other Servicer, as the case may be, in each case whose signatures and incumbency shall have been certified as the authentic signatures of duly qualified and elected persons authorized to act on behalf of such entities.

          "Availability Payment" is defined in Section 5.2 of the Master Lease.

          "Base Indenture" has the meaning set forth in the preamble hereto.

          "Board of Directors" means the Board of Directors of DTAG, RCFC, Thrifty or Dollar, as applicable, or any authorized committee of the Board of Directors.

          "Capital Expenditures" means, for any period, the sum of

          (a) the aggregate amount of all expenditures of DTAG and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP (to the extent applicable), would be classified as capital expenditures; and

          (b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period; provided, however, that Capital Expenditures shall not include any such amounts made or incurred in connection with Permitted Business Acquisitions (as such term is defined in the Credit Agreement as in effect on the date hereof and without giving effect to any amendments of such term, unless otherwise agreed to by the liquidity lenders under the Liquidity Agreement) (including Permitted Business Acquisitions that are Excepted Dollar Acquisitions (as such term is defined in the Credit Agreement as in effect on the date hereof and without giving effect to any amendments of such term, unless otherwise agreed to by the liquidity lenders under the Liquidity Agreement)).

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or equity, whether now outstanding or issued after the date hereof, including all common stock, preferred stock, partnership interests and member interests.

          "Capitalized Lease Liabilities" means all monetary obligations of DTAG or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Supplement and each other Related Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and, with respect to any such leasing or similar arrangement, the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

          "Carrying Charges" means, as of any day, (i) without duplication, the aggregate of all Trustee fees, servicing fees (other than supplemental servicing fees), fees, expenses and costs payable by RCFC in connection with an Exchange Program and other fees and expenses and indemnity amounts, if any, payable by the Issuer, the Master Servicer or any Servicer under the Indenture, the Note Purchase Agreement or the other Related Documents which have accrued with respect to the Series 1998-1 Notes during the Related Month, plus (ii) without duplication, all amounts payable by the Lessees (in case of a Lease Event of Default) which have accrued during the Related Month.

          "Casualty" means, with respect to any Vehicle, that (i) such Vehicle is lost, stolen (and not recovered within 60 days of being reported stolen), destroyed, damaged, seized or otherwise rendered permanently unfit or unavailable for use (including Vehicles that are rejected pursuant to Section
2.2 of the Master Lease), or (ii) such Vehicle is not accepted for Auction or repurchase by the Manufacturer in accordance with the related Vehicle Disposition Program for any reason within thirty (30) days of initial submission and is not designated a Non-Program Vehicle pursuant to Section 14 of the Master Lease (other than, in the case of clause (ii) above, the applicable Manufacturer's willful refusal or inability to comply with its obligations under its Vehicle Disposition Program).

          "Casualty Payment" is defined in Section 7 of the Master Lease.

          "Certificate of Credit Demand" means a certificate in the form of Annex A to the Series 1998-1 Letter of Credit.

          "Certificate of Liquidity Demand" means a certificate in the form of Annex B to the Series 1998-1 Letter of Credit.

          "Certificate of Termination Demand" means a certificate in the form of Annex C to the Series 1998-1 Letter of Credit.

          "Collateral Agent" means Bankers Trust Company in its capacity as collateral agent under the Collateral Agreement, and any successor thereto.

          "Collateral Agreement" has the meaning specified in the Definitions List attached as Annex A to the Liquidity Agreement.

          "Collections" means (i) all payments including, without limitation, all Recoveries and Lease Payment Recoveries, by, or on behalf of a Lessee under the Master Lease, (ii) all Credit Draws under the Series 1998-1 Letter of Credit and withdrawals from the Series 1998-1 Cash Collateral Account, (iii) all payments including, without limitation, all Recoveries and Lease Payment Recoveries, by, or on behalf of any Manufacturer, under its Vehicle Disposition Program or any incentive program, (iv) the Unused Exchange Proceeds and all Substitute Group II Exchanged Vehicle Proceeds, (v) all payments including, without limitation, all Recoveries and Lease Payment Recoveries, by, or on behalf of any other Person as proceeds from the sale of Group II Vehicles, payment of insurance proceeds, whether such payments are in the form of cash, checks, wire transfers or other form of payment and whether in respect of principal, interest, repurchase price, fees, expenses or otherwise and (vi) all amounts earned on Permitted Investments arising out of funds in the Group II Collection Account and in the Master Collateral Account (to the extent allocable to the Trustee as Beneficiary thereunder); provided that the amount included in clauses (i) through (vi) shall not include any Exchange Proceeds until such time as RCFC is permitted to receive, pledge, borrow or otherwise obtain the benefits of such Exchange Proceeds consistent with the limitations set forth in the "safe harbor" provisions of Treasury Regulation ss. 1.1031(k)-1(g)(6).

          "Commercial Paper Notes" means the promissory notes of DTFC issued by DTFC in the commercial paper market pursuant to the Depositary Agreement.

          "Condition Report" means a condition report with respect to a Group II Vehicle, signed and dated by a Lessee or a Franchisee and any Manufacturer or its agent in accordance with the applicable Vehicle Disposition Program.

          "Consolidated Working Capital" means, with respect to DTAG, at any date, the excess (or the deficit) of (a) the sum of the amounts that, in accordance with GAAP, are set forth in DTAG's financial statements for the Fiscal Year most recently completed opposite the captions (i) "receivables, net" (excluding accounts receivable pledged to the Master Collateral Agent, or any successor thereto in such capacity under Sections 2.1(a)(iii) and 2.1(b)(iii) of the Master Collateral Agency Agreement), (ii) "prepaid expenses and other assets," (iii) "income taxes receivable," and (iv) "deferred income tax assets" or any like captions, at such date over (b) the sum of the amounts that, in accordance with GAAP, are set forth in such financial statements opposite the captions (i) "accounts payable" (excluding outstanding checks included in accounts payable related to Vehicle financing ("float")), (ii) "accrued liabilities," (iii) "income taxes payable," (iv) "public liability and property damage," (v) "deferred income tax liabilities," and (vi) any like captions, at such date; provided, however, that such sum shall only include amounts set forth under the captions described in clauses (b)(ii), (iv), (v) and such captions that are like the captions described in such clauses (b)(ii), (iv) and (v), in each case, to the extent and solely to the extent that such amounts are payable within the next 12 months of such date.

          "CP Enhancement Letter of Credit Application and Agreement" means the CP Enhancement Letter of Credit Application and Agreement, dated as of March 4, 1998, among DTFC, Dollar, Thrifty, those additional Subsidiaries of DTAG from time to time becoming parties thereunder, RCFC, DTAG and Credit Suisse First Boston, in its capacity as the Series 1998-1 Letter of Credit Provider, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

          "Credit Agreement" means the Amended and Restated Credit Agreement, dated as of August 3, 2000, among DTAG, Dollar and Thrifty, as borrowers, the financial institutions from time to time party thereto, as lenders, Credit Suisse First Boston, as administrative agent for the lenders, JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as syndication agent for the lenders, and Credit Suisse First Boston and J.P. Morgan Securities Inc. (formerly known as Chase Securities Inc.) as co-arrangers, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

          "Credit Demand" means a demand for a LOC Credit Disbursement under the Series 1998-1 Letter of Credit pursuant to a Certificate of Credit Demand.

          "Credit Draw" means a draw on the Series 1998-1 Letter of Credit pursuant to a Certificate of Credit Demand.

          "Daily Interest Amount" means, for any day in a Series 1998-1 Interest Period, an amount equal to (a) the product of (i) the Series 1998-1 Note Rate for such Series 1998-1 Interest Period and (ii) the Series 1998-1 Invested Amount as of the close of business on such date, divided by (b) 360.

          "Daily Report" is defined in Section 24.4(a) of the Master Lease.

          "DaimlerChrysler" means DaimlerChrysler Motors Corporation, a Delaware corporation.

          "Decrease" means a Voluntary Decrease or a Mandatory Decrease, as applicable.

          "Defaulting  Manufacturer"  is defined  in Section  18 of  the  Master
Lease.

          "Demand Note" means that certain Demand Note, dated as of February 26, 2002, made by DTAG to the Issuer in substantially the form attached as Exhibit C to this Supplement.

          "Depositary Agreement" means the Depositary Agreement, dated as of March 4, 1998, between DTFC and Bankers Trust Company, as depositary, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

          "Depreciation Charge" means, for any date of determination, (a) with respect to any Program Vehicle leased under the Master Lease, the scheduled daily depreciation charge for such Vehicle set forth by the Manufacturer in its Vehicle Disposition Program for such Vehicle, and (b) with respect to any Non-Program Vehicle leased under the Master Lease, (i) the scheduled daily depreciation charge for such Vehicle set forth by the Servicer in the Depreciation Schedule for such Vehicle plus (ii) as of the last day of the Related Month, the Additional Depreciation Charge, if any, allocable to such Non-Program Vehicle on such day (which Additional Depreciation Charge shall, for purposes of determining the Monthly Base Rent payable on such day, be deemed to have accrued during the Related Month). If such charge is expressed as a percentage, the Depreciation Charge for such Vehicle for such day shall be such percentage multiplied by the Capitalized Cost for such Vehicle.

          "Depreciation Schedule" means a schedule of estimated daily depreciation prepared by the applicable Servicer, and revised from time to time in the applicable Servicer's sole discretion, with respect to each type of Non-Program Vehicle that is an Eligible Vehicle and that is purchased, financed or refinanced by RCFC.

          "Disposition Proceeds" shall have the meaning specified in the Base Indenture and shall specifically include Substitute Group II Exchanged Vehicle Proceeds and the proceeds from Group II Exchanged Vehicles.

          "Distribution" means, with respect to any Person, any dividend or distribution (in cash, property or obligations) on any shares of any class of Capital Stock (now or hereafter outstanding) of such Person or on any warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of such Person, other than dividends or distributions payable in the common stock (other than Redeemable Capital Stock) of such Person or warrants or options to purchase such common stock or split-ups or reclassifications of its Capital Stock into additional or other shares of such common stock.

          "Dollar"  means   Dollar  Rent  A  Car  Systems,   Inc.,  an  Oklahoma
corporation.

          "DTAG" means Dollar Thrifty Automotive Group, Inc., a Delaware corporation.

          "DTFC" means Dollar Thrifty Funding Corp., an Oklahoma corporation.

          "EBITDA" means, for any applicable period, the sum for such period of

          (a) Net Income (excluding therefrom (i) the effect of any extraordinary or other non-recurring gain or loss outside the ordinary course of business, (ii) any write-up (or write-down) in the value of any asset, (iii) the earnings (or loss) of any Person (other than DTAG or any other Subsidiary of DTAG) in which DTAG or any of its Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid in cash to DTAG or any of its Subsidiaries by such Person during such period, (iv) except where the provisions hereof expressly require a pro forma determination, the earnings (or loss) of any Person accrued prior to the date it becomes a Subsidiary of DTAG or is merged into or consolidated with any of its Subsidiaries or the date that such other Person's assets are acquired by any Subsidiary of DTAG and (v) the earnings of any Subsidiary of DTAG that is neither a Subsidiary Borrower nor a Subsidiary Guarantor to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such earnings is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary)

          plus

          (b) to the extent deducted in arriving at such Net Income, the sum, without duplication, of (i) Aggregate Interest Expense, plus (ii) taxes computed on the basis of income plus (iii) the aggregate amount of depreciation and amortization of tangible and intangible assets, plus (iv) non-cash charges in respect of non-cash awards under DTAG's incentive compensation programs.

          "Eligible Franchisee" means, with respect to a Lessee, a Franchisee (all of whose rental offices are located in the United States) which meets the normal credit and other approval criteria of such Lessee, as applicable, and which may be an affiliate of such Lessee.

          "Eligible Manufacturer" means, with respect to Program Vehicles, DaimlerChrysler, Ford and Toyota, and with respect to Non-Program Vehicles, DaimlerChrysler, General Motors, Ford, Nissan, Volkswagen, Toyota, Honda, Mazda, Subaru, Suzuki, Mitsubishi, Isuzu, Kia and Hyundai, and, in each case, any other Manufacturer that (a) has been approved by the Rating Agencies then rating the Group II Series of Notes or, with respect to Program Vehicles only, has an Eligible Vehicle Disposition Program that has been reviewed by the Rating Agencies and the Rating Agencies have indicated that the inclusion of such Manufacturer's Vehicles under the Master Lease will not adversely affect the then current rating of any Group II Series of Notes, and (b) has been approved by each Enhancement Provider, if any; provided, however, that upon the occurrence of a Manufacturer Event of Default with respect to such Manufacturer, such Manufacturer shall no longer qualify as an Eligible Manufacturer.

          "Eligible Receivable" means a legal, valid and binding receivable (a) due from any Eligible Manufacturer or Auction dealer under an Eligible Vehicle Disposition Program to RCFC, a Lessee, an Additional Lessee or a creditor of RCFC or such Lessee or Additional Lessee, (b) in respect of a Program Vehicle purchased by such Eligible Manufacturer, which absent such purchase, would have constituted an Eligible Vehicle with respect to which the Lien of the Master Collateral Agent was noted on the Certificate of Title at the time of purchase, and (c) the right to payments in respect of which has been assigned by the payee thereof to the Master Collateral Agent for the benefit of the relevant Beneficiaries; provided that no amount receivable from an Eligible Manufacturer or Auction dealer under a Eligible Vehicle Disposition Program shall be an Eligible Receivable if such amount remains unpaid more than ten (10) days after the Vehicle Disposition Program Payment Due Date in respect of such Vehicle.

          "Eligible Vehicle" means, on any date of determination, a Group II Vehicle manufactured by an Eligible Manufacturer (determined at the time of the acquisition, financing or refinancing thereof) and satisfying any further eligibility requirements specified by the Rating Agencies or in any Group II Series Supplement (other than with respect to the Maximum Non-Program Percentage and the Maximum Manufacturer Percentage), or with respect to which all such eligibility requirements not otherwise satisfied have been duly waived by the Required Group II Noteholders in accordance with the terms of the applicable Series Supplement (if such waiver is permitted thereby); provided, however, that in no event may a Group II Vehicle be an Eligible Vehicle after (x) in the case of a Program Vehicle, the expiration of the applicable Maximum Term (unless such Vehicle has been designated as a Non-Program Vehicle pursuant to Section 14 of the Master Lease), or (y) the date which is twenty four (24) months after the date of the original new vehicle dealer invoice for such Vehicle.

          "Enhancement Agent" means Bankers Trust Company, a New York banking corporation, or its permitted successors and assigns under Section 4.19 hereof.

          "Enhancement Amount" means the sum of (a) the Series 1998-1 Available Subordinated Amount, plus (b) the Series 1998-1 Letter of Credit Amount.

          "Equity Offerings" means (i) the issuance by DTAG of its common stock, par value $0.01 per share (the "Common Stock"), pursuant to a registered public offering for net cash proceeds of a least $45,000,000, which proceeds were used to provide collateral for the financing of Vehicles by DTAG and its Subsidiaries, and (ii) the sale by DaimlerChrysler of 20,000,000 shares of the Common Stock of DTAG owned by it pursuant to a registered public offering which, following the consummation thereof, resulted in DTAG no longer being a subsidiary of DaimlerChrysler.

          "Escrow Account" means a segregated trust account established, consistent with the requirements of the "safe harbor" provisions of Treasury Regulations ss.ss. 1.1031(k)-1(g)(4) and 1.1031(k)-1(g)(6), in accordance with the terms of the Exchange Agreement and into which are deposited the Exchange Proceeds and other funds with which to purchase Group II Replacement Vehicles.

          "Excess Cash Flow" means, for any Fiscal Year of DTAG, an amount equal to the excess of (a) the sum, without duplication, of (i) Adjusted EBITDA for such Fiscal Year and (ii) decreases in Consolidated Working Capital for such Fiscal Year over (b) the sum, without duplication, of (i) the aggregate amount paid by DTAG and its Subsidiaries in cash during such Fiscal Year on account of taxes computed on the basis of income, (ii) the aggregate amount paid by DTAG and its Subsidiaries in cash during such Fiscal Year on account of Capital Expenditures, other than Vehicle Debt (excluding the principal amount of Indebtedness incurred in connection with such Capital Expenditures, whether incurred in such Fiscal Year or in a subsequent Fiscal Year), (iii) the aggregate amount of all prepayments of any amounts outstanding under any revolving credit facility or agreement (including the Credit Agreement) to which DTAG or any of its Subsidiaries is a borrower to the extent accompanied by permanent reductions of the commitments to extend credit thereunder, (iv) the aggregate amount of all principal payments of Indebtedness, other than Vehicle Debt, of DTAG or its Subsidiaries (including any term loans and the principal component of payments in respect of capitalized lease liabilities) made during such Fiscal Year (other than in respect of any revolving credit facility or agreement, including the Credit Agreement), (v) increases in Consolidated Working Capital for such Fiscal Year, (vi) the amount of Investments, other than Cash Equivalent Investments (as such term is defined in the Credit Agreement as in effect on the date hereof and without giving effect to any amendments of such term, unless otherwise agreed to by the liquidity lenders under the Liquidity Agreement), made during such Fiscal Year in cash to the extent that such Investments were financed with internally generated cash flow of DTAG and its Subsidiaries, and (vii) the amount of Distributions made during such Fiscal Year by DTAG in cash.

          "Excess Damage Charges" means, with respect to any Program Vehicle, the amount charged to RCFC (or the applicable Lessee), or deducted from the Repurchase Payment or Guaranteed Payment, by the Manufacturer of such Vehicle due to damage over a prescribed limit to the Vehicle at the time that the Vehicle is disposed of at Auction or turned in to such Manufacturer or its agent for repurchase, in either case pursuant to the applicable Vehicle Disposition Program.

          "Excess Funding Accounts" means, collectively, as of any date, the Series 1998-1 Excess Funding Account and the corresponding account or accounts designated as such with respect to each additional Group II Series of Notes as of such date.

          "Excess Mileage Charges" means, with respect to any Program Vehicle, the amount charged to RCFC (or the applicable Lessee), or deducted from the Repurchase Payment or Guaranteed Payment, by the Manufacturer of such Vehicle due to the fact that such Vehicle has mileage over a prescribed limit at the time that such Vehicle is disposed of at Auction or turned in to such Manufacturer or its agent for repurchase, in either case pursuant to the applicable Vehicle Disposition Program.

          "Exchange Agreement" means the agreement dated as of July 23, 2001 between the Qualified Intermediary and RCFC pursuant to which, among other things, the Qualified Intermediary holds the Exchange Proceeds in an Escrow Account consistent with the requirements of the "safe harbor" provisions of Treasury Regulations ss.ss. 1.1031(k)-1(g)(4) and 1.1031(k)-1(g)(6), as the same agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

          "Exchange Agreement Group II Rights Value" means the value of the Group II Assignment of Exchange Agreement, which value shall be deemed to equal as of any given time the amount of the Exchange Proceeds at such time.

          "Exchange Proceeds" means as of any given time the sum of (i) the money or other property from the sale of any Group II Exchanged Vehicle that is held in an Escrow Account as of such time, (ii) any interest or other amounts earned on the money or other property from the sale of any Group II Exchanged Vehicles that is held in an Escrow Account as of such time; (iii) any amounts receivable from Eligible Manufacturers and Eligible Vehicle Disposition Programs or from Auctions, dealers or other Persons on account of Group II Exchanged Vehicles; (iv) the money or other property from the sale of any Group II Exchanged Vehicle held in the Master Collateral Account for the benefit of the Qualified Intermediary as of such time and (v) any interest or other amounts earned on the money or other property from the sale of any Group II Exchanged Vehicle held in the Master Collateral Account for the benefit of the Qualified Intermediary as of such time.

          "Exchange Program" means a program under which RCFC will exchange Group II Exchanged Vehicles for Group II Replacement Vehicles with the intent of qualifying for deferral of gain and loss under Section 1031 of the Code.

          "Financed Vehicle" means an Eligible Vehicle that is financed by RCFC and leased to a Lessee under Annex B to the Master Lease on or after the Lease Commencement Date.

          "Financing Lease" means the Master Lease as supplemented by Annex B to the Master Lease.

          "Financing Sources" has the meaning specified in the Master Collateral Agency Agreement.

          "Fiscal Quarter" means any quarter of a Fiscal Year.

          "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2002 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

          "Fitch" means Fitch, Inc.

          "Ford" means Ford Motor Company, a Delaware corporation.

          "Franchisee" means a franchisee of a Lessee.

          "General  Motors"  means   General  Motors  Corporation,   a  Delaware
corporation.

          "Group II Aggregate Invested Amount" means the sum of the Invested Amounts with respect to all Group II Series of Notes then outstanding.

          "Group II Assignment of Exchange Agreement" means the Collateral Assignment of the Exchange Agreement dated as of January 31, 2002 by and among RCFC, the Lessees and the Master Collateral Agent pursuant to which each of RCFC and each Lessee assigns (consistent with the limitations on RCFC's or such Lessee's, as the case may be, right to receive, pledge, borrow or otherwise obtain the benefits of the Exchange Proceeds contained in the "safe harbor" provisions of Treasury Regulation ss. 1.1031(k)-1(g)(6)), all of its right, title and interest in, to and under the Exchange Agreement as it relates to Group II Vehicles to the Master Collateral Agent, as the same agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

          "Group II Collateral" means the Master Lease and all payments made thereunder, the Group II Vehicles, the rights under Vehicle Disposition Programs in respect of Group II Vehicles, any other Master Collateral, Master Lease Collateral or other Collateral related to Group II Vehicles, the Group II Collection Account and all proceeds of the foregoing.

          "Group II Collection Account" has the meaning specified in Section 4.6(a) hereof.

          "Group II Exchanged Vehicle" means a Group II Vehicle that is transferred to the Qualified Intermediary in accordance with the "safe harbor" provisions of Treasury Regulation ss. 1.1031(k)-1(g)(4) and pursuant to the procedures set forth in the Exchange Agreement, and thereby ceases to be a Group II Vehicle.

          "Group II Master Collateral" means all right, title and interest of RCFC in Group II Vehicles and proceeds thereof, the other Master Collateral and proceeds thereof in respect of Group II Vehicles, the Group II Assignment of Exchange Agreement and any other collateral or proceeds that the Master Collateral Agent has designated or segregated for the benefit of the Group II Series of Notes; provided that the Group II Master Collateral shall not include any Exchange Proceeds until such time as RCFC is permitted to receive, pledge, borrow or otherwise obtain the benefits of such Exchange Proceeds consistent with the limitations set forth in the "safe harbor" provisions of Treasury Regulation ss. 1.1031(k)-1(g)(6).

          "Group II Monthly Servicing Fee" means, on any date of determination, 1/12 of 1% of the Group II Aggregate Invested Amount as of the preceding Payment Date, after giving effect to any payments or allocations made on such date; provided, however, that if a Rapid Amortization Period shall occur and be continuing with respect to any Group II Series of Notes and if DTAG is no longer the Master Servicer, the Group II Monthly Servicing Fee shall equal the greater of (x) the product of (i) $20 and (ii) the number of Group II Vehicles as of the last day of the Related Month, and (y) the amount described in the first clause of this definition.

          "Group II Noteholders" has the meaning specified in Section 3.1(a) hereof.

          "Group II Replacement Vehicle" means a Vehicle designated by the Master Servicer as comprising Group II Collateral acquired in exchange for a Group II Exchanged Vehicle in accordance with the terms of the Exchange
Agreement and under Section 1031 of the Code and the regulations promulgated thereunder.

          "Group II Series of Notes" has the meaning specified in Section 1(c) hereof.

          "Group II Supplemental Servicing Fee" is defined in Section 26.1 of the Master Lease.

          "Group II Vehicle" means, as of any date, a passenger automobile or truck leased by RCFC to a Lessee under the Master Lease as of such date, designated in the records of the Master Collateral Agent as a Group II Vehicle, and pledged by RCFC under the Master Collateral Agency Agreement for the benefit of the Trustee (on behalf of the Group II Noteholders).

          "Hedging Agreements" means, collectively, currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect a Person against fluctuations in interest rates or currency exchange rates.

          "Hedging   Obligations"   means,  with  respect  to  any  Person,  all
liabilities of such Person under Hedging Agreements.

          "Honda" means American Honda Motor Company, Inc., a California corporation.

          "Hyundai" means Hyundai Motor America, a California corporation.

          "Increase" has the meaning specified in Section 4A.2(a) of this Supplement.

          "Increase Date" means the date on which an Increase occurs.

          "Indebtedness" of any Person means, without duplication:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, bonds (including Surety Bonds) and similar obligations, whether or not drawn, and banker's acceptances issued for the account of such Person;

          (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

          (d)     all obligations of such Person in the nature of overdrafts;

          (e)     net liabilities of such Person under all Hedging Obligations;

          (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (excluding open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

          (g)     Redeemable Capital Stock; and

          (h) all Contingent Obligations of such Person in respect of any of the foregoing.

                  For all purposes of this Supplement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "Indemnified Persons" is defined in Section 15.1 of the Master Lease.

          "Initial Acquisition Cost" is defined in Section 2.3 of the Master Lease.

          "Interest Coverage Ratio" means, at the end of any Fiscal Quarter, the ratio of

          (a) EBITDA for the four consecutive Fiscal Quarters ending on the last day of such Fiscal Quarter to

          (b) Aggregate Interest Expense for the four consecutive Fiscal Quarters ending on the last day of such Fiscal Quarter, net of interest income for such four Fiscal Quarter period.

          "Invested Amount" means, on any date of determination, with respect to the Series 1998-1 Notes, the Series 1998-1 Invested Amount, and with respect to each other Series of Notes, the amount specified in the applicable Series Supplement that is analogous to the Series 1998-1 Invested Amount but for such series.

          "Investment" means, relative to any Person,

          (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

          (b)     any Contingent Obligation of such Person; and

          (c) any ownership or similar interest held by such Person in any other Person; provided, however, that ownership or similar interests acquired by such Person with funds constituting compensation to any employee of such Person, in each case pursuant to an employee benefit plan being maintained by such Person in accordance with all applicable laws, shall not constitute Investments hereunder so long as the financial statements of such Person reflect such Person's obligation to such employee (as a liability on such Person's balance sheet or otherwise) with respect to such ownership or similar interest.

          The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

          "Issuer" has the meaning specified in the preamble hereto.

          "Isuzu" means American Isuzu Motors, Inc., a California corporation.

          "Kia" means Kia Motors America, Inc., a California corporation.

          "Late Return Payments" is defined in Section 13 of the Master Lease.

          "Lease Annex" means Annex A or Annex B to the Master Lease, as applicable, as such annex may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of the Master Lease.

          "Lease Commencement Date" has the meaning specified in Section 3.2 of the Master Lease.

          "Lease Event of  Default"  is defined  in Section  17.1  of the Master
Lease.

          "Lease Expiration Date" is defined in Section 3.2 of the Master Lease.

          "Lease Payment Losses" means as of any Payment Date, the amount of payments due under the Master Lease with respect to the Related Month which were not paid when due.

          "Lease Payment Recoveries" means, as of any Determination Date, an amount equal to all payments made by the Lessees or the Guarantor under the Master Lease since the preceding Determination Date on account of past due payments under the Master Lease, excluding any amounts drawn under the Series 1998-1 Letter of Credit.

          "Lessee" means either Thrifty or Dollar, in its capacity as a Lessee under the Master Lease, any Additional Lessee, or any successor by merger to Thrifty, Dollar or any Additional Lessee, in accordance with Section 25.1 of the Master Lease, or any other permitted successor or assignee of Thrifty or Dollar, as applicable, in its capacity as Lessee, or of any Additional Lessee, pursuant to Section 16 of the Master Lease.

          "Lessee Agreements" means any and all Subleases entered into by any of the Lessees the subject of which includes any Vehicle leased by the Lessor to such Lessee under the Master Lease, and any and all other contracts, agreements, guarantees, insurance, warranties, instruments or certificates entered into or delivered to such Lessee in connection therewith.

          "Lessor" means RCFC, in its capacity as the lessor under the Master Lease, and its successors and assigns in such capacity.

          "Limited Liquidation Event of Default" means, so long as such event or condition continues, any event or condition of the type specified in (a)
Section 5.1(a) of this Supplement that continues for thirty (30) days (without double counting the five (5) Business Day cure period provided for in said
Section 5.1(a)); provided, however, that such event or condition shall not constitute a Limited Liquidation Event of Default if (i) within such thirty (30) day period, the Retained Interestholder shall have contributed a portion of the Retained Interest or reallocated Eligible Vehicles from the Retained Interest to the Series 1998-1 Available Subordinated Amount sufficient to cure the Series 1998-1 Enhancement Deficiency and (ii) the Rating Agencies shall have notified RCFC, the Retained Interestholder and the Trustee in writing that after such cure of such Series 1998-1 Enhancement Deficiency is provided for, the Series 1998-1 Notes or the Commercial Paper Notes will each receive the same rating from the Rating Agencies as they received prior to the occurrence of such Series 1998-1 Enhancement Deficiency, or (b) Section 5.1(b),(c) or (f) of this Supplement.

          "Liquidation Event of Default" means, so long as such event or condition continues, any of the following: (a) any event or condition with respect to RCFC or a Lessee of the type described in Section 8.1(d) of the Base Indenture, (b) a payment default by RCFC under the Base Indenture as specified in Sections 8.1(a) and 8.1(b) thereof, or (c) a Lease Event of Default as specified in Section 8.1(e) thereof (with respect solely to the occurrence of the Lease Events of Default described in Sections 17.1.1(i), 17.1.2 and 17.1.5 under the Master Lease).

          "Liquidity Agent" means Credit Suisse First Boston, a Swiss banking corporation, in its capacity as the Liquidity Agent under the Liquidity Agreement, and its successors and assigns in such capacity.

          "Liquidity Agreement" means the Liquidity Agreement, dated as of March 4, 1998, among DTFC, certain financial institutions party thereto as liquidity lenders and the Liquidity Agent, as the same may be amended, modified or restated from time to time.

          "Liquidity Deficiency" is defined in the Certificate of Liquidity Demand attached as Annex B to the Series 1998-1 Letter of Credit.

          "Liquidity Demand" means a demand for a LOC Liquidity Disbursement under the Series 1998-1 Letter of Credit pursuant to a Certificate of Liquidity Demand.

          "LOC Credit Disbursement" means an amount drawn under the Series 1998-1 Letter of Credit pursuant to a Certificate of Credit Demand.

          "LOC Disbursement" means any LOC Liquidity Disbursement, any LOC Credit Disbursement or any LOC Termination Disbursement, or other disbursement by the Series 1998-1 Letter of Credit Provider under the Series 1998-1 Letter of Credit, or any combination thereof, as the context may require.

          "LOC Liquidity Disbursement" means an amount drawn under the Series 1998-1 Letter of Credit pursuant to a Certificate of Liquidity Demand.

          "LOC Termination Disbursement" means an amount drawn under the Series 1998-1 Letter of Credit pursuant to a Certificate of Termination Demand. The amount of such LOC Termination Disbursement shall be the amount so drawn or thereafter, if greater, the amount of the Deposited Funds in the Series 1998-1 Cash Collateral Account.

          "Losses" means, with respect to any Related Month, the sum (without duplication) of the following: with respect to Acquired Vehicles leased under the Master Lease: (i) all Manufacturer Late Payment Losses for such Related Month, plus (ii) with respect to Disposition Proceeds received during the Related Month from the sale or other disposition of Acquired Vehicles (other than pursuant to a Vehicle Disposition Program), the excess, if any, of (x) the Net Book Values of such Acquired Vehicles calculated on the dates of the respective sales or final dispositions thereof, over (y) (1) the aggregate amount of such Disposition Proceeds received during the Related Month in respect of such Acquired Vehicles by RCFC, the Master Collateral Agent or the Trustee (including by deposit into the Collection Account or the Master Collateral Account) plus (2) any Termination Payments that have accrued with respect to such Acquired Vehicles, plus (iii) the amount of any Disposition Proceeds received previously and constituting a voidable preference pursuant to the Bankruptcy Code that were reclaimed, rescinded or otherwise returned during such Related Month.

          "Mandatory Decrease" has the meaning specified in Section 4A.3(a) of this Supplement.

          "Manufacturer Event of Default" is defined in Section 18 of the Master Lease.

          "Manufacturer Event of Default Losses" means, with respect to any Related Month, in the event that a Manufacturer Event of Default occurs with respect to any Manufacturer, all payments that are required to be made (and not yet made) by such Manufacturer to RCFC with respect to Acquired Vehicles that are either (i) sold at Auction or returned to such Manufacturer under such Manufacturer's Vehicle Disposition Program, or (ii) subject to an incentive program of such Manufacturer; provided that the grace or other similar period for the determination of such Manufacturer Event of Default expires during such Related Month.

          "Manufacturer Late Payment Losses" means, with respect to any Related Month, all payments required to be made by Manufacturers under such Manufacturers' Vehicle Disposition Programs and incentive programs with respect to Acquired Vehicles, which are not made within one hundred (100) days after the related Disposition Dates of such Acquired Vehicles and remain unpaid at the end of such Related Month, but only to the extent that such 100 day periods expire during such Related Month; provided that any payments considered hereunder shall be net of amounts that are (x) the subject of a good faith dispute as evidenced in writing by the Manufacturer questioning the accuracy of the amounts paid or payable in respect of any such Acquired Vehicles or (y) related to payments by Manufacturers that are not made within such one hundred (100) day period as a result of the necessity to meet initial eligibility requirements of a Manufacturer to receive Guaranteed Payments, Repurchase Payments and/or Incentive Payments for a model year.

          "Manufacturer Receivable" means an amount due from a Manufacturer or Auction dealer under a Vehicle Disposition Program in respect of or in connection with a Program Vehicle being turned back to such Manufacturer.

          "Market Value" means, with respect to any Non-Program Vehicle as of any date of determination, the market value of such Non-Program Vehicle as specified in the Related Month's published National Automobile Dealers Association, Official Used Car Guide, Central Edition (the "NADA Guide") for the model class and model year of such Vehicle based on the average equipment and the average mileage of each Vehicle of such model class and model year. If such Non-Program Vehicle is not listed in the NADA Guide published in the Related Month preceding such date of determination, then the Black Book Official Finance/Lease Guide (the "Lease Guide") shall be used to estimate the wholesale price of the Non-Program Vehicle, based on the Non-Program Vehicle's model class and model year or the closest model class and model year thereto (if appropriate as determined by the applicable Servicer), for purposes of such months for which the wholesale price for such Non-Program Vehicle is not so published in the NADA Guide; provided, however, if the NADA Guide was not published in the Related Month, then the Lease Guide shall be relied upon in its place, and if the Lease Guide is unavailable, the Market Value of such Non-Program Vehicle shall be based upon such other reasonable methodology as determined by the Issuer.

          "Market Value Adjustment Percentage" means, as of any Determination Date following the Series 1998-1 Closing Date, the lower of (i) the lowest Measurement Month Average of any full Measurement Month within the preceding 12 calendar months and (ii) a fraction expressed as a percentage, the numerator of which equals the average of the aggregate Market Value of Non-Program Vehicles leased under the Master Lease calculated as of the last day of the Related Month and as of the last day of the two Related Months precedent thereto and the denominator of which equals the average of the aggregate Net Book Values of each such Non-Program Vehicles calculated as of such date.

          "Master  Collateral Agency  Agreement" means the Amended  and Restated
Master Collateral Agency Agreement, dated as of December 23, 1997, among DTAG, as Master Servicer, RCFC, as grantor, Thrifty and Dollar, as grantors and servicers, such other grantors as may become parties thereto, various Financing Sources parties thereto, various Beneficiaries parties thereto and the Master Collateral Agent, as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

          "Master Collateral Agent" means Bankers Trust Company, a New York banking corporation, in its capacity as master collateral agent under the Master Collateral Agency Agreement, unless a successor Person shall have become the master collateral agent pursuant to the applicable provisions of the Master Collateral Agency Agreement, and thereafter "Master Collateral Agent" shall mean such successor Person.

          "Master Lease" means that certain Master Motor Vehicle Lease and Servicing Agreement, dated as of March 4, 1998, among RCFC, as Lessor, Thrifty, as a Lessee and Servicer, Dollar, as a Lessee and Servicer, those additional Subsidiaries and Affiliates of DTAG from time to time becoming Lessees and Servicers thereunder and DTAG, as guarantor and Master Servicer, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

          "Master Lease Collateral" has the meaning set forth in Section 3.1(a) of this Supplement.

          "Master Servicer" means DTAG, in its capacity as the Master Servicer under the Master Lease, and its successors and assigns in such capacity in accordance with the terms of the Master Lease.

          "Material Adverse Effect" means, with respect to any occurrence, event or condition, and any Person, a material adverse effect with respect to:

          (a) the business, financial condition, operations or assets of such Person;

          (b) the ability of the such Person to perform its obligations under the Master Lease or any other Related Document;

          (c) the validity, enforceability or collectibility of amounts payable to the Master Collateral Agent, the Trustee or the Lessor under the Master Lease or the other Related Documents;

          (d) the status, existence, perfection or first priority of the interests of the Master Collateral Agent and the Trustee, as applicable, in a material portion of the Master Collateral or the Collateral, free of any Liens (other than Permitted Liens);

          (e) the ability of the Master Collateral Agent, the Trustee or the Lessor to liquidate or foreclose against the Collateral and the Master Collateral; or

          (f) the practical realization by the Master Collateral Agent, the Trustee or the Lessor of any of the material benefits or security afforded by the Master Lease or any other Related Document.

          "Maximum Lease Commitment" means, on any date of determination, the sum of (i) the Aggregate Principal Balances on such date for all Group II Series of Notes, plus (ii) with respect to all Group II Series of Notes that provide for Enhancement in the form of overcollateralization, the sum of the available subordinated amounts on such date for each such Group II Series of Notes, plus
(iii) the aggregate Net Book Values of all Group II Vehicles leased under the Master Lease on such date that were acquired, financed or refinanced with funds other than proceeds of Group II Series of Notes or related available subordinated amounts, plus (iv) any amounts held in the Retained Distribution Account that the Lessor commits on or prior such date to invest in new Group II Vehicles for leasing under the Master Lease (in each case, as evidenced by a Company Order) in accordance with the terms of the Master Lease and the Indenture.

          "Maximum Manufacturer Percentage" means, with respect to any Eligible Manufacturer, the percentage amount set forth in Schedule 1 hereto (as such schedule, subject to Rating Agency confirmation, may be amended, supplemented, restated or otherwise modified from time to time) specified for each Eligible Manufacturer with respect to Non-Program Vehicles and Program Vehicles, as applicable, which percentage amount represents the maximum percentage of Eligible Vehicles which are permitted under the Master Lease to be Non-Program Vehicles or Program Vehicles, as the case may be, manufactured by such Manufacturer.

          "Maximum Non-Program Percentage" means, with respect to Non-Program Vehicles, (a) if the average of the Measurement Month Averages for any three Measurement Months during the twelve month period preceding any date of determination shall be less than eighty-five percent (85%), 0% or such other percentage amount agreed upon by the Lessor and each of the Lessees, subject to Rating Agency confirmation, which percentage amount represents the maximum percentage of the Aggregate Asset Amount which is permitted under the Master Lease to be invested in Non-Program Vehicles; and (b) at all other times, 30%, subject to the Manufacturer limitations set forth in Schedule 1 attached hereto.

          "Mazda" means Mazda Motor of America, Inc., a California corporation.

          "Measurement Month" with respect to any date, means, each calendar month, or the smallest number of consecutive calendar months, preceding such date in which (a) at least 500 Non-Program Vehicles were sold at Auction or otherwise and (b) at least one-twelfth of the aggregate Net Book Value of the Non-Program Vehicles as of the last day of such calendar month or consecutive calendar months were sold at Auction or otherwise; provided that no calendar month included in a Measurement Month shall be included in any other Measurement Month.

          "Measurement Month Average" means, with respect to any Measurement Month, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Disposition Proceeds of all Non-Program Vehicles sold at Auction or otherwise during such Measurement Month and the denominator of which is the aggregate Net Book Value of such Non-Program Vehicles on the dates of their respective sales.

          "Minimum Enhancement Amount" means, with respect to the Series 1998-1 Notes on any date of determination, the sum of (a) the product of (i) the Series 1998-1 Program Enhancement Percentage, times (ii) an amount in U.S. Dollars equal to the aggregate Series 1998-1 Invested Amount minus the product of (A) the aggregate amount of cash and Permitted Investments in the Group II Collection Account, the Exchange Agreement Group II Rights Value and, to the extent cash and Permitted Investments in the Master Collateral Account are allocable to the Trustee on behalf of the holders of the Group II Series of Notes as Beneficiary pursuant to the Master Collateral Agency Agreement and are not distributable to or at the direction of DTAG, the Issuer, Thrifty or Dollar pursuant thereto, such cash and Permitted Investments in the Master Collateral Account as of such date, in each case to the extent such cash and Permitted Investments constitute Group II Collateral, times (B) a fraction, the numerator of which shall be the sum of the Series 1998-1 Invested Amounts as of such date and the Series 1998-1 Available Subordinated Amount for such date and the denominator of which shall be the greater of (I) the Aggregate Asset Amount as of such date and (II) the sum of the Invested Amounts for all Group II Series of Notes as of such date, times (iii) a fraction, the numerator of which shall be the aggregate Net Book Value of all Program Vehicles as of such date and the denominator of which shall be the aggregate Net Book Value of all Program Vehicles and Non-Program Vehicles as of such date, plus (b) the product of (i) the Series 1998-1 Non-Program Enhancement Percentage times (ii) an amount in U.S. Dollars equal to the aggregate Series 1998-1 Invested Amount as of such date, minus the product of (A) the aggregate amount of cash and Permitted Investments in the Group II Collection Account as of such date, the Exchange Agreement Group II Rights Value and, to the extent cash and Permitted Investments in the Master Collateral Account are allocable to the Trustee on behalf of holders of Group II Series of Notes as Beneficiary pursuant to the Master Collateral Agency Agreement and are not distributable to or at the direction of the Master Servicer pursuant thereto, such cash and Permitted Investments in the Master Collateral Account as of such date in each case to the extent such cash and Permitted Investments constitute Group II Collateral, times
(B) a fraction, the numerator of which shall be the sum of the Series 1998-1 Invested Amount as of such date and the Series 1998-1 Available Subordinated Amount for such date and the denominator of which shall be the greater of (I) the Aggregate Asset Amount as of such date and (II) the sum of the Invested Amounts for all Group II Series of Notes as of such date, times (iii) a fraction, the numerator of which shall be the aggregate Net Book Value of all Non-Program Vehicles as of such date and the denominator of which shall be the aggregate Net Book Value of all Program Vehicles and Non-Program Vehicles as of such date, plus (c) the Additional Overcollateralization Amount as of such date.

          "Minimum Series 1998-1 Letter of Credit Amount" means, with respect to any date of determination on and after the Series 1998-1 Closing Date, the greater of (a) an amount equal to (i) 3 % of the Series 1998-1 Invested Amount of the Series 1998-1 Notes outstanding on such date, less (ii) any cash on deposit in the Series 1998-1 Cash Collateral Account on such date, (b) an amount equal to (i) the Minimum Enhancement Amount on such date, minus (ii) the Series 1998-1 Available Subordinated Amount on such date and (c) $5,000,000; provided, that upon the occurrence of a Liquidity Agreement Amortization Event (as such term is defined in the Liquidity Agreement), the Minimum Series 1998-1 Letter of Credit Amount shall remain fixed at an amount equal to the Series 1998-1 Letter of Credit Amount as of such date.

          "Minimum Subordinated Amount" means, with respect to any date of determination, the greater of (a) 2.25% of the Series 1998-1 Invested Amount on such date and (b) an amount equal to (i) the Minimum Enhancement Amount, minus
(ii) the Series 1998-1 Letter of Credit Amount.

          "Mitsubishi" means Mitsubishi Motor Sales of America, Inc., a Delaware corporation.

          "Monthly Base Rent is defined in paragraph 9 of Annex A and paragraph 6 of Annex B to the Master Lease.

          "Monthly  Certificate"  is defined in  Section 24.4(b)  of the  Master
Lease.

          "Monthly Finance Rent" is defined in paragraph 6 of Annex B to the Master Lease.

          "Monthly  Servicing  Fee" is defined  in Section  26.1  of the  Master
Lease.

          "Monthly Supplemental Payment" is defined in paragraph 6 of Annex B to the Master Lease.

          "Monthly Variable Rent" is defined in paragraph 9 of Annex A to the Master Lease.

          "Monthly Vehicle Statement" is defined in Section 24.4(f) of the Master Lease.

          "Moody's" means Moody's Investors Service, Inc.

          "Net Equity Proceeds" means with respect to the sale or issuance by DTAG or any of its Subsidiaries to any Person (other than DTAG or any of its Subsidiaries) of any Capital Stock, other than pursuant to the Equity Offerings, or any warrants or options with respect to such Capital Stock or the exercise of any such warrants or options, the excess of:

          (a) the gross cash proceeds received by DTAG or such Subsidiary from such sale, exercise or issuance (other than proceeds received with respect to (i) employee incentive compensation plans (including incentive stock options), (ii) employee stock purchase plans (including deferred stock purchase plans) and (iii) direct purchase plans (other than the plans described in the preceding clauses (i) and (ii)) to the extent such proceeds do not exceed $1,000,000 in any Fiscal Year), over

          (b) all fees and expenses with respect to underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such sale or issuance or exercise which have not (other than in the case of reasonable out-of-pocket expenses) been paid to Affiliates of DTAG in connection therewith.

          "Net Income" means, for any applicable period, the aggregate of all amounts which, in accordance with GAAP, would be included as net earnings (or net loss) on a consolidated statement of operations of DTAG and its Subsidiaries for such period.

          "Net Worth" means, with respect to any Person at any date, on a consolidated basis for such Person and its Subsidiaries, the excess of:

          (a) the sum of capital stock (other than Redeemable Capital Stock) taken at par value, capital surplus (other than in respect of Redeemable Capital Stock) and retained earnings (or accumulated deficit) of such Person at such date;

          over

          (b) treasury stock of such Person and, to the extent included in the preceding clause (a), minority interests in Subsidiaries of such Person at such date.

          "Nissan"   means  Nissan   Motor  Corporation   U.S.A.,  a  California
corporation.

          "Non-Program Vehicle" means a Group II Vehicle that, when acquired by RCFC, Thrifty or Dollar, as the case may be, from an Eligible Manufacturer, or when so designated by the Master Servicer, in each case subject to the limitations described herein, is not eligible for inclusion in any Eligible Vehicle Disposition Program.

          "Non-Vehicle Debt" means

          (a)     Total Debt

          minus

          (b)     to the extent included in such Total Debt, Vehicle Debt

          plus

          (c) any obligation of a Subsidiary Borrower or any Subsidiary of such Subsidiary Borrower (other than RCFC or another SPC) with respect to Vehicles owned by such Subsidiary Borrower or such Subsidiary (i) which exceeds the excess of (x) the aggregate Capitalized Cost (as defined in the Base Indenture) of such Vehicles over (y) the greater of the sum of the aggregate Depreciation Charges (as defined in the Base Indenture) accrued with respect to such Vehicles and the difference between such aggregate Capitalized Cost and the fair market value of such Vehicles and (ii) which has become due and payable and remains unpaid as of the end of any calendar month.

          "Non-Vehicle Interest Expense" means, for any applicable period, the excess of

          (a) the aggregate consolidated gross interest expense of DTAG and its Subsidiaries for such period, as determined in accordance with GAAP ("Aggregate Interest Expense"), including (i) commitment fees paid or owed with respect to the then unutilized portion of the Commitment Amount (as defined in the Credit Agreement or any successor agreement thereto), (ii) all other fees paid or owed with respect to the issuance or maintenance of Contingent Obligations (including letters of credit), which, in accordance with GAAP, would be included as interest expense, (iii) net costs or benefits under Hedging Agreements and (iv) the portion of any payments made in respect of Capitalized Lease Liabilities of DTAG and its Subsidiaries allocable to interest expense, but excluding the amortization of debt issuance costs and other financing expenses incurred in connection with the transactions contemplated by the Credit Agreement, over

          (b) to the extent included in the preceding clause (a), gross interest expense in respect of Vehicle Debt ("Vehicle Interest Expense").

          "Note Purchase Agreement" means the Note Purchase Agreement, dated as of March 4, 1998, among RCFC, DTAG and DTFC, pursuant to which DTFC agrees to purchase the Series 1998-1 Notes from RCFC, subject to the terms and conditions set forth therein, or any successor agreement to such effect among RCFC, DTAG and DTFC or its successor, in any case as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

          "Note Purchaser" means DTFC, in its capacity as the Note Purchaser under the Note Purchase Agreement, and any permitted successors and assigns in such capacity.

          "Officer's Certificate" means a certificate signed by an Authorized Officer of DTAG, RCFC or a Lessee, as applicable.

          "Operating Lease" means the Master Lease as supplemented by Annex A to the Master Lease.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to DTAG, RCFC or a Lessee, as the case may be, unless the Required Group II Noteholders shall notify the Trustee of objection thereto.

          "Overcollateralization Portion" means, as of any date of determination, (i) the sum of the amounts determined pursuant to clauses (a) and
(b) of the definition of Minimum Enhancement Amount as of such date minus (ii) the Series 1998-1 Letter of Credit Amount as of such date.

          "Payment Date" means the 25th day of each calendar month, or, if such day is not a Business Day, the next succeeding Business Day, commencing April 25, 1998.

          "Permitted Investments" means negotiable instruments or securities maturing on or before the Payment Date next occurring after the investment therein, represented by instruments in bearer, registered or book-entry form which evidence (i) obligations the full and timely payment of which are to be made by or are fully guaranteed by the United States of America; (ii) demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Standard & Poor's of "A-1+", from Moody's of "P-1" and from Fitch of at least "F1+" (if rated by Fitch) in the case of certificates of deposit or short-term deposits, or a rating from Standard & Poor's of at least "AAA", from Moody's of at least "Aaa" and from Fitch of at least "AAA" (if rated by Fitch) in the case of long-term unsecured debt obligations; (iii) commercial paper having, at the earlier of (x) the time of the investment and (y) the time of contractual commitment to invest therein, a rating from Standard & Poor's of at least "A-1+", from Moody's of "P-1" and from Fitch of at least "F1+" (if rated by Fitch); (iv) demand deposits or time deposits which are fully insured by the Federal Deposit Insurance Company; (v) bankers' acceptances issued by any depositary institution or trust company described in clause (ii) above; (vi) investments in money market funds rated at least "AAm" by Standard & Poor's or otherwise approved in writing by Standard & Poor's, rated in the highest investment category granted by Moody's for investments in money market funds and rated at least "AA" by Fitch (if rated by Fitch); (vii) Eurodollar time deposits having a credit rating from Standard & Poor's of "A-1+", from Moody's of "P-1" and from Fitch of at least "F1+" (if rated by Fitch); (viii) repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vii) and the certificates of deposit described in clause (ii) which are entered into with a depository institution or trust company having a commercial paper or short-term certificate of deposit rating of "A-1+" by Standard & Poor's, of "P-1" by Moody's and of at least "F1+" from Fitch (if rated by Fitch) and (ix) any other instruments or securities that satisfy the Rating Agency Condition.

          "Permitted Liens" is defined in Section 25.3 of the Master Lease.

          "Pool Factor" means, on any Determination Date, with respect to the Series 1998-1 Notes, a number carried out to eight decimals representing the ratio of the Series 1998-1 Invested Amount as of such date (determined after taking into account any decreases in the Series 1998-1 Invested Amount which will occur on the following Payment Date) to the Series 1998-1 Initial Invested Amount.

          "Power of Attorney" is defined in Section 9 of the Master Lease.

          "Principal Collections" means Collections other than Series 1998-1 Interest Collections, Recoveries and Lease Payment Recoveries.

          "Program Vehicle" means any Group II Vehicle which at the time of purchase or financing by RCFC or a Lessee, as the case may be, is eligible under an Eligible Vehicle Disposition Program.

          "Pro Rata Share" means, with respect to a Lessee or a Servicer, the ratio (expressed as a percentage) of (i) the aggregate Net Book Value of Vehicles leased by such Lessee or serviced by such Servicer, as applicable, divided by (ii) the aggregate Net Book Value of all Vehicles leased under the Master Lease.

          "Qualified Institution" means a depositary institution or trust company (which may include the Trustee) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia; provided, however, that at all times such depositary institution or trust company is a member of the FDIC and (i) has a long-term indebtedness rating from Standard & Poor's of not lower than "AA", from Moody's of not lower than "Aa2" and from Fitch of not lower than "AA" and a short-term indebtedness rating from Standard & Poor's not lower than "A-1", from Moody's not lower than "P-1" and from Fitch not lower than "F1", or (ii) has otherwise satisfied the Rating Agency Condition.

          "Qualified Intermediary" means such entity that (a) will be acting in connection with an Exchange Program so as to permit RCFC to make use of the "qualified intermediary" safe harbor of Treasury Regulation ss. 1.1031(k)-1(g)(4) and (b) is acceptable to the Rating Agencies.

          "Rating Agencies" means, with respect to the Commercial Paper Notes, Standard & Poor's, Moody's and Fitch.

          "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have notified DTFC in writing that such action will not result in a reduction or withdrawal of the rating (in effect immediately before the taking of such action) of the Commercial Paper Notes.

          "RCFC" has the meaning set forth in the preamble.

          "RCFC Agreements" has the meaning set forth in Section 3.1(a)(i) of this Supplement.

          "RCFC Obligations" means all principal and interest, at any time and from time to time, owing by RCFC on the Series 1998-1 Notes and all costs, fees and expenses (including any taxes) payable by, or obligations of, RCFC in respect of the Series 1998-1 Notes under the Indenture and the Related Documents.

          "Recoveries" means, with respect to any Related Month, the sum (without duplication) of (i) all amounts received by RCFC, the Master Collateral Agent or the Trustee (including by deposit into the Group II Collection Account or the Master Collateral Account in respect of Group II Master Collateral) from any Person during such Related Month in respect of amounts that had previously been treated as Losses, plus (ii) the excess, if any, of (x) the aggregate amount of Disposition Proceeds received during such Related Month by RCFC, the Master Collateral Agent or the Trustee (including by deposit into the Group II Collection Account or the Master Collateral Account in respect of Group II
Master Collateral) resulting from the sale or other final disposition of Acquired Vehicles that are Group II Vehicles (other than pursuant to Vehicle Disposition Programs) plus any Termination Payments that have accrued with respect to such Acquired Vehicles that are Group II Vehicles, over (y) the Net Book Values of such Acquired Vehicles that are Group II Vehicles, calculated on the dates of the respective sales or dispositions thereof.

          "Redeemable Capital Stock" means Capital Stock of DTAG or any of its Subsidiaries that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (i) is or upon the happening of an event or passage of time would be required to be redeemed (for consideration other than shares of common stock of DTAG) on or prior to August 2, 2006, (ii) is redeemable at the option of the holder thereof (for consideration other than shares of common stock of DTAG) at any time prior to such date or (iii) is convertible into or exchangeable for debt securities of DTAG or any of its Subsidiaries at any time prior to such anniversary.

          "Refinanced Vehicles" has the meaning specified in Section 2.1 of the Master Lease.

          "Refinancing Schedule" has the meaning specified in Section 2.1 of the Master Lease.

          "Related Documents" means, collectively, the Indenture, the Series 1998-1 Notes, any Enhancement Agreement, the Master Lease, the Master Collateral Agency Agreement and any grantor supplements and financing source and beneficiary supplements thereto involving the Trustee as Beneficiary, the Assignment Agreements, the Note Purchase Agreement, the Group II Assignment of Exchange Agreement and the CP Program Documents (as such term is defined in the Liquidity Agreement).

          "Rent", with respect to each Acquired Vehicle and each Financed Vehicle, is defined in paragraph 9 of Annex A to the Master Lease and in paragraph 6 of Annex B to the Master Lease.

          "Required Asset Amount" means with respect to the Series 1998-1 Notes, at any date of determination, the sum of (i) the Invested Amounts for all Group II Series of Notes that do not provide for Enhancement in the form of overcollateralization plus (ii) with respect to all Group II Series of Notes that provide for Enhancement in the form of overcollateralization, the sum of
(a) the Invested Amounts for all such Series of Notes, plus (b) the available subordinated amounts required to be maintained as part of the minimum enhancement amount for all such Series of Notes.

          "Required Group II Noteholders" means Noteholders holding in excess of 50% of the Group II Aggregate Invested Amount (excluding, for the purposes of making the foregoing calculation, any Notes held by DTAG or any Affiliate of DTAG, except for any Affiliate that is a bankruptcy remote, special purpose vehicle).

          "Responsible Officer" means, with respect to DTAG, RCFC, Thrifty, Dollar or any Additional Lessee, any President, Vice President, Assistant Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, or any officer performing functions similar to those customarily performed by the person who at the time shall be such officer.

          "Retained Interest" means the transferable indirect interest in RCFC's assets held by the Retained Interestholder to the extent relating to the Group II Collateral, including the right to receive payments with respect to such collateral in respect of the Retained Interest Amount.

          "Retained Interest Amount" means, on any date of determination, the amount, if any, by which the Aggregate Asset Amount at the end of the day immediately prior to such date of determination, exceeds the Required Asset Amount at the end of such day.

          "Retained Interest Percentage" means, on any date of determination, when used with respect to Group II Collections that are Principal Collections, Recoveries, Lease Payment Recoveries, Losses, Lease Payment Losses and other amounts, an amount equal to one hundred percent (100%) minus the sum of (i) the invested percentages for all outstanding Group II Series of Notes and (ii) the available subordinated amount percentages for all Group II Series of Notes that provide for credit enhancement in the form of overcollateralization, including all classes of such Group II Series of Notes, in each case as such percentages are calculated on such date with respect to Group II Collections that are Principal Collections, Recoveries, Lease Payment Recoveries, Losses, Lease Payment Losses and other amounts, as applicable.

          "Retained Interestholder" means DTAG as owner of all outstanding capital stock of RCFC or any permitted successor or assign.

          "Series  1998-1 Accrued Interest Account" has the meaning specified in
Section 4.6(b) of this Supplement.

          "Series 1998-1 Available Subordinated Amount" means, for any date of determination, an amount equal to (a) the Series 1998-1 Available Subordinated Amount for the preceding Determination Date (or, in the case of the initial Determination Date following the Series 1998-1 Closing Date, the Series 1998-1 Closing Date), minus (b) the Series 1998-1 Available Subordinated Amount Incremental Losses for the Related Month, plus (c) the Series 1998-1 Available Subordinated Amount Incremental Recoveries for the Related Month, minus (d) the Series 1998-1 Lease Payment Losses allocable to the Series 1998-1 Available Subordinated Amount pursuant to Section 4.7 of this Supplement since the preceding Determination Date, plus (e) the Series 1998-1 Lease Payment Recoveries allocable to the Series 1998-1 Available Subordinated Amount pursuant to Section 4.7 of this Supplement since the preceding Determination Date, plus
(f) additional amounts, if any, contributed by RCFC since the preceding Determination Date (or in the case of the first Determination Date, since the Series 1998-1 Closing Date) to the Series 1998-1 Excess Funding Account for allocation to the Series 1998-1 Available Subordinated Amount, plus (g) the aggregate Net Book Value of additional Eligible Vehicles contributed by the Retained Interestholder since the preceding Determination Date (or in the case of the first Determination Date, since the Series 1998-1 Closing Date) as Group II Master Collateral for allocation to the Series 1998-1 Available Subordinated Amount pursuant to the Indenture, minus (h) any amounts withdrawn from the Series 1998-1 Excess Funding Account since the preceding Determination Date (or in the case of the first Determination Date, since the Series 1998-1 Closing
Date) for allocation to the Retained Distribution Account. The "Series 1998-1 Available Subordinated Amount" for the Series 1998-1 Closing Date through the first Determination Date thereafter shall mean $0.

          "Series 1998-1 Available Subordinated Amount Incremental Losses" means, for any Related Month, the sum of all Losses that became Losses during such Related Month and which were allocated to the Series 1998-1 Available Subordinated Amount pursuant to Section 4.7 of this Supplement.

          "Series 1998-1 Available Subordinated Amount Incremental Recoveries" means, for any Related Month, the sum of all Recoveries that became Recoveries during such Related Month and which were allocated to the Series 1998-1 Available Subordinated Amount pursuant to Section 4.7 of this Supplement.

          "Series 1998-1 Available Subordinated Amount Maximum Increase" means 1.1% of the sum of the Series 1998-1 Maximum Invested Amount and the Series 1998-1 Available Subordinated Amount provided, however, that if (i) a Series 1998-1 Enhancement Deficiency arises out of any Losses or Lease Payment Losses and (ii) the Rating Agencies shall have notified RCFC, DTFC and the Trustee in writing that, after cure of such Series 1998-1 Enhancement Deficiency is provided for, the Series 1998-1 Notes and the Commercial Paper Notes will each receive the same rating from the Rating Agencies as they received immediately prior to the occurrence of such Series 1998-1 Enhancement Deficiency, then the Series 1998-1 Available Subordinated Amount Maximum Increase applicable to the cure of such Series 1998-1 Enhancement Deficiency shall not be limited in amount.

          "Series  1998-1 Cash Collateral Account" has the meaning specified  in
Section 4.16(a) of this Supplement.

          "Series 1998-1 Cash Collateral Account Surplus" means, as of any date of determination subsequent to the establishment and funding of the Series 1998-1 Cash Collateral Account pursuant to Section 4.18(a) of this Supplement, the amount, if any, by which (a) the Series 1998-1 Letter of Credit Amount exceeds (b) the Minimum Series 1998-1 Letter of Credit Amount. "Series 1998-1 Closing Date" means March 4, 1998.

          "Series 1998-1 Closing Date" means March 4, 1998.

          "Series  1998-1  Collection  Account" has  the  meaning  specified  in
Section 4.6(a) of this Supplement.

          "Series  1998-1  Deficiency  Amount"  has  the  meaning  specified  in
Section 4.8(a) of this Supplement.

          "Series 1998-1 Deposit Date" has the meaning specified in Section 4.7 of this Supplement.

          "Series 1998-1  Distribution  Account"  has the  meaning  specified in
Section 4.12(a) of this Supplement.

          "Series  1998-1  Distribution   Account Collateral"  has  the  meaning
specified in Section 4.12(d) of this Supplement.

          "Series 1998-1 Enhancement Deficiency" means, with respect to any date of determination, the amount, if any, by which the Enhancement Amount is less than the Minimum Enhancement Amount for such day.

          "Series 1998-1 Enhancement Factor" means, as of any date of determination, an amount equal to (i) 100% minus (ii) the percentage equivalent of a fraction, the numerator of which is the sum of the amounts determined pursuant to clauses (a) and (b) of the definition of Minimum Enhancement Amount as of such date and the denominator of which is the Series 1998-1 Invested Amount as of such date.

          "Series 1998-1  Excess Funding Account"  has the meaning  specified in
Section 4.6(a) of this Supplement.

          "Series 1998-1 Expected Final Payment Date" means the Payment Date occurring in February 2007.

          "Series 1998-1 Funding Date" means the date on which the initial Increase is funded.

          "Series 1998-1 Initial Invested Amount" means the aggregate initial principal amount of the Series 1998-1 Notes, which is zero dollars.

          "Series 1998-1 Interest Amount" means, with respect to any Payment Date, the sum of the Daily Interest Amounts for each day in the related Series 1998-1 Interest Period, plus all previously accrued and unpaid Series 1998-1 Interest Amounts (together with interest on such unpaid amounts at the Series 1998-1 Note Rate), plus any Carrying Charges due to the Series 1998-1 Noteholders and unpaid as of such Payment Date.

          "Series 1998-1 Interest Collections" means on any date of determination, all Collections in the Group II Collection Account which represent Monthly Variable Rent, Monthly Finance Rent or the Availability Payment accrued under any Lease related to Group II Vehicles with respect to the Series 1998-1 Notes, plus the Series 1998-1 Invested Percentage of any amounts earned on Permitted Investments in the Series 1998-1 Collection Account which constitute Group II Collateral and which are available for distribution on such date.

          "Series 1998-1 Interest Period" means a period from and including a Payment Date to but excluding the next succeeding Payment Date; provided, however, that the initial Series 1998-1 Interest Period shall be from the Series 1998-1 Closing Date to the initial Payment Date.

          "Series 1998-1 Invested Amount" means, on any date of determination, an amount equal to (a) the Series 1998-1 Initial Invested Amount, minus (b) the amount of principal payments made to Series 1998-1 Noteholders and Decreases allocated to the Series 1998-1 Noteholders on or prior to such date, minus (c) all Losses and Lease Payment Losses allocated to the Series 1998-1 Noteholders by allocation to the Invested Amount on or prior to such date, plus (d) all Recoveries and Lease Payment Recoveries allocated to the Series 1998-1 Noteholders by allocation to the Invested Amount on or prior to such date, plus
(e) all Increases allocated to the Series 1998-1 Noteholders on or prior to such date.

          "Series   1998-1   Invested  Percentage"   means,   on  any   date  of
determination:

          (i) when used with respect to Principal Collections during the Series 1998-1 Revolving Period, and when used with respect to Losses, Lease Payment Losses, Recoveries, Lease Payment Recoveries, cash on deposit in the Master Collateral Account and the Collection Account and other amounts at all times, the percentage equivalent of a fraction, the numerator of which shall be an amount equal to the sum of (x) the Series 1998-1 Invested Amount and (y) the Series 1998-1 Available Subordinated Amount, in each case as of the end of the second preceding Related Month or, until the end of the second Related Month, as of the Series 1998-1 Closing Date, and the denominator of which shall be the greater of (A) the Aggregate Asset Amount as of the end of the second preceding Related Month or, until the end of the second Related Month, as of the Series 1998-1 Closing Date, and (B) as of the same date as in clause (A), the sum of the numerators used to determine (i) invested percentages for allocations with respect to Principal Collections (for all Group II Series of Notes including all classes of such Series of Notes) and (ii) available subordinated amount percentages for allocations with respect to Principal Collections (for all Group II Series of Notes that provide for credit enhancement in the form of overcollateralization); and

          (ii) when used with respect to Principal Collections during the Series 1998-1 Rapid Amortization Period, the percentage equivalent of a fraction, the numerator of which shall be an amount equal to the sum of (x) the Series 1998-1 Invested Amount and (y) the Series 1998-1 Available Subordinated Amount, in each case as of the end of the related Series 1998-1 Revolving Period, and the denominator of which shall be the greater of (A) the Aggregate Asset Amount as of the end of the second preceding Related Month and (B) as of the same date as in clause (A), the sum of the numerators used to determine (i) invested percentages for allocations with respect to Principal Collections (for all Group II Series of Notes including all classes of such Series of Notes) and (ii) available subordinated amount percentages for allocations with respect to Principal Collections (for all Group II Series of Notes that provide for credit enhancement in the form of overcollateralization).

          "Series 1998-1 Investor Monthly Servicing Fee" means the Series 1998-1 Invested Percentage of the Group II Monthly Servicing Fee.

          "Series 1998-1 Lease Payment Losses" means, as of any Determination Date, an amount equal to the Series 1998-1 Invested Percentage of Lease Payment Losses as of such date.

          "Series 1998-1 Lease Payment Recoveries" means, for any Determination Date, the Series 1998-1 Invested Percentage of all Lease Payment Recoveries received during the Related Month.

          "Series 1998-1 Letter of Credit" means the irrevocable letter of credit, dated as of March 4, 1998, issued by the Series 1998-1 Letter of Credit Provider in favor of the Enhancement Agent for the benefit of the Series 1998-1 Noteholders pursuant to the CP Enhancement Letter of Credit Application and Agreement or any successor or replacement letter of credit meeting the requirements of this Supplement and the Master Lease, as amended from time to time.

          "Series 1998-1 Letter of Credit Amount" means, as of any date of determination, the amount (a) available to be drawn on such date under the Series 1998-1 Letter of Credit, as specified therein or (b) if the Series 1998-1 Cash Collateral Account has been established and funded pursuant to Section 4.18 of this Supplement, the amount on deposit in the Series 1998-1 Cash Collateral Account on such date.

          "Series 1998-1 Letter of Credit Expiration Date" means the date the Series 1998-1 Letter of Credit expires as specified in the Series 1998-1 Letter of Credit, as such date may be extended in accordance with the terms of the Series 1998-1 Letter of Credit.

          "Series 1998-1 Letter of Credit Provider" means Credit Suisse First Boston, a Swiss banking corporation, or such other Person providing the Series 1998-1 Letter of Credit in accordance with the terms of this Supplement and the Master Lease.

          "Series  1998-1 Maximum Invested Amount" has the meaning specified  in
Section 4A.1 of this Supplement.

          "Series 1998-1 Monthly Interest Shortfall" means, as of any Payment Date or the Series 1998-1 Termination Date and thereafter, the excess, if any, of the Series 1998-1 Interest Amount and any Series 1998-1 Deficiency Amounts (together with accrued interest on such unpaid Series 1998-1 Deficiency Amounts) over the amount withdrawn from the Series 1998-1 Accrued Interest Account and deposited in the Series 1998-1 Distribution Account on such Payment Date pursuant to Section 4.7(a) of this Supplement.

          "Series 1998-1 Monthly Servicing Fee" means the Series 1998-1 Invested Percentage of the Group II Monthly Servicing Fee.

          "Series 1998-1 Monthly Supplemental Servicing Fee" means the Series 1998-1 Invested Percentage of the Group II Supplemental Servicing Fee.

          "Series 1998-1 Non-Program Enhancement Percentage" means, with respect to any date of determination, the greater of (a) an amount equal to (i) 100% minus (ii) an amount equal to (x) the Market Value Adjustment Percentage, minus
(y) 15%, and (b) 15%.

          "Series 1998-1 Noteholders" means, collectively, the holders of the Series 1998-1 Notes.

          "Series 1998-1 Note Rate" means, for any Series 1998-1 Interest Period, the weighted average of the CP Rates for the portion of the Series 1998-1 Invested Amount comprised of all or a portion of the CP Tranche and the weighted average of the Eurodollar Rate (Reserve Adjusted) applicable to the portion of the Series 1998-1 Invested Amount comprised of all or a portion of the Eurodollar Tranche and the weighted average of the Base Rates applicable to the portion of the Series 1998-1 Invested Amount comprised of all or a portion of the Base Rate Tranche, as such capitalized terms not otherwise defined herein are defined in the Liquidity Agreement; provided, however, that the Series 1998-1 Note Rate will in no event be higher than the maximum rate permitted by applicable law. The Liquidity Agent will notify the Trustee and the Master Servicer in writing regarding the Series 1998-1 Note Rate on or prior to the
related   Determination  Date  pursuant  to  Section  4.4(b)  of  the  Liquidity
Agreement.

          "Series 1998-1 Notes" has the meaning specified in the first paragraph of Article 1 of this Supplement and means any one of the Rental Car Asset Backed Variable Funding Notes executed by RCFC and authenticated and delivered by or on behalf of the Trustee, substantially in the form of Exhibit A attached hereto.

          "Series  1998-1  Principal  Allocation" has the  meaning  specified in
Section 4.7(a)(i)(2) of this Supplement.

          "Series 1998-1 Program Enhancement Percentage" means, with respect to any date of determination, 10%.

          "Series 1998-1 Rapid Amortization Period" means the period beginning at the close of business on the Business Day immediately preceding the day on which an Amortization Event is deemed to have occurred with respect to the Series 1998-1 Notes and ending upon the earliest to occur of (i) the date on which the Series 1998-1 Notes are paid in full, (ii) the Series 1998-1 Termination Date and (iii) the termination of the Indenture in accordance with its terms.

          "Series 1998-1 Revolving Period" means, with respect to any class of the Series 1998-1 Notes, the period from and including the Series 1998-1 Closing Date to the commencement (if any) of the Series 1998-1 Rapid Amortization Period.

          "Series 1998-1 Termination Date" means, with respect to the Series 1998-1 Notes, the Payment Date occurring in February 2007.

          "Servicer"  means  Thrifty,   Dollar  or  any  Additional  Lessee,  as
applicable, in its capacity as a servicer under the Master Lease and any successor servicer thereunder.

          "Shared Principal Collections" means, as of any Payment Date, Principal Collections allocable to a Group II Series of Notes as of such Payment Date that are not required to make payments of principal with respect to such Group II Series of Notes as of such Payment Date under the related Series
Supplement and are allocable in accordance with the terms of such Series Supplement to make payments on other Group II Series of Notes.

          "SPC" means RCFC, DTFC, TCL Funding imited Partnership, a financing partnership organized under the laws of Canada, each successor entity thereto, and any other special purpose entity formed for the purpose of financing the acquisition of Vehicles.

          "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies.

          "Subaru" means Subaru of America, Inc., a New Jersey corporation.

          "Sublease" means a standardized lease agreement, for the leasing of Vehicles, between a Lessee, as lessor, and an Eligible Franchisee, as lessee.

          "Subsidiary Borrowers" means, collectively, Dollar and Thrifty.

          "Subsidiary Guarantor" means any Subsidiary of DTAG that is party to a guaranty executed and delivered by such Subsidiary pursuant to Section
6.1.11 of the Credit Agreement, substantially in the form of Exhibit G to the Credit Agreement.

          "Substitute Group II Exchanged Vehicle Proceeds" means funds, in the amount of the Net Book Value of Group II Exchanged Vehicles, transferred by RCFC, at the direction of the Master Servicer, from (i) the Substitute Group II Exchanged Vehicle Proceeds Amount, (ii) the Retained Distribution Account or
(iii) RCFC's capital and deposited into the Group II Collection Account to be treated as Disposition Proceeds of such Group II Exchanged Vehicles.

          "Substitute Group II Exchanged Vehicle Proceeds Amount" means, at any time, funds, if any, set aside by RCFC in the Series 1998-1 Excess Funding Account in respect of Group II Exchanged Vehicles for use as Substitute Group II Exchanged Vehicle Proceeds.

          "Supplemental  Documents"  is defined  in Section  2.1 of  the  Master
Lease.

          "Surety Bond" means any instrument pursuant to which the issuer thereof agrees to pay on behalf of DTAG or any of its Subsidiaries an amount then due and payable by DTAG or such Subsidiary to another Person (including an insurer of DTAG or such Subsidiary).

          "Suzuki"  means   American  Suzuki  Motor  Corporation,  a  California
corporation.

          "Term" is defined in Section 3.2 of the Master Lease.

          "Termination Demand" means a demand for a LOC Termination Disbursement under the Series 1998-1 Letter of Credit pursuant to a Certificate of Termination Demand.

          "Termination Payment" is defined in Section 12.3 of the Master Lease.

          "Texas Vehicles" means Eligible Vehicles acquired by RCFC on or after the Lease Commencement Date for lease in the State of Texas under Annex B of the Master Lease.

          "Total Debt" means, without duplication, the aggregate amount of all Indebtedness of DTAG and its Subsidiaries, other than Indebtedness of the type described in clause (d) or (e) of the definition of "Indebtedness" or, to the extent in respect of such type of Indebtedness, clause (h) of the definition of "Indebtedness."

          "Toyota"   means  Toyota  Motor  Sales,  U.S.A.,  Inc.,  a  California corporation

          "Unused Exchange Proceeds" means the Exchange Proceeds that are not used to acquire Group II Replacement Vehicles and which are transferred from an Escrow Account to RCFC in accordance with the terms of the Exchange Agreement.

          "U.S. Dollar" means the lawful currency of the United States of America.

          "Vehicle Acquisition Schedule" is defined in Section 2.1 of the Master Lease.

          "Vehicle Debt" means Indebtedness relating solely to the financing or leasing of any Vehicle and secured thereby (and by related collateral); provided that any obligation included as Non-Vehicle Debt pursuant to clause (c) of the definition thereof shall not be deemed to be Vehicle Debt.

          "Vehicle Disposition Program Payment Due Date" means, with respect to any payment due from a Manufacturer or Auction dealer in respect of a Program Vehicle disposed of pursuant to the terms of the related Vehicle Disposition Program, the thirtieth (30th) day after the Disposition Date for such Vehicle.

          "Vehicle Funding Date" is defined in Section 3.1 of the Master Lease.

          "Vehicle Interest Expense" is defined in clause (b) of the definition of "Non-Vehicle Interest Expense".

          "Vehicle Lease Commencement Date" is defined in Section 3.1 of the Master Lease.

          "Vehicle Lease Expiration Date", with respect to each Group II Vehicle, means the earliest of (i) the Disposition Date for such Group II Vehicle, (ii) if such Group II Vehicle becomes a Casualty, the date funds in the amount of the Net Book Value thereof are received by the Lessor, the Master Collateral Agent or the Trustee (including deposit into the Collection Account or the Master Collateral Account) from any of the Lessees in accordance with the Master Lease, and (iii) the Maximum Vehicle Lease Term of the Operating Lease and the Financing Lease, as applicable, as specified in, respectively, paragraph 5 of each of Annex A and Annex B to the Master Lease.

          "Vehicle Order" is defined in Section 2.1 of the Master Lease.

          "Vehicle Term" is defined in Section 3.1 of the Master Lease.

          "VIN" is defined in Section 18 of the Master Lease.

          "Volkswagen"  means   Volkswagen  of   America,   Inc.,   a   Michigan
corporation.

          "Voluntary Decrease" is defined in Section 4A.3(b) of this Supplement.

                                    ARTICLE 3

                     GRANT OF RIGHTS UNDER THE MASTER LEASE
                     --------------------------------------

          Section 3.1    Grant of Security Interest.

          (a) To secure the RCFC Obligations and to secure compliance with the provisions of the Base Indenture and this Supplement, RCFC hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the holders of any of the Group II Series of Notes (the "Group II Noteholders"), and hereby grants to the Trustee, for the benefit of the Group II Noteholders, a first priority security interest in all of RCFC's right, title and interest in and to all of the following assets, property and interest in property of RCFC, whether now owned or hereafter acquired or created, as it relates to the Master Lease, as that term is defined in this Supplement (all of the following being referred to as the "Master Lease Collateral"):

          (i) the rights of RCFC under the Master Lease and any other agreements relating to the Group II Vehicles to which RCFC is a party other than the Vehicle Disposition Programs and any Group II Vehicle insurance agreements (collectively, the "RCFC Agreements"), including, without limitation, all monies due and to become due to RCFC from the Lessees under or in connection with the RCFC Agreements, whether payable as rent, guaranty payments, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the RCFC Agreements or otherwise, and all rights, remedies, powers, privileges and claims of RCFC against any other party under or with respect to the RCFC Agreements (whether arising pursuant to the terms of such RCFC Agreements or otherwise available to RCFC at law or in equity), including the right to enforce any of the RCFC Agreements as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the RCFC Agreements or the obligations of any party thereunder;

          (ii)    the Demand Note;

          (iii)   the Group II Assignment of Exchange Agreement;

          (iv)    any Unused Exchange Proceeds; and

          (v) all proceeds, products, offspring, rents or profits of any and all of the foregoing including, without limitation, payments under insurance (whether or not the Trustee is the loss payee thereof), and cash;

provided, however, the Master Lease Collateral shall not include the Retained Distribution Account, any funds on deposit therein from time to time, any certificates or instruments, if any, representing or evidencing any or all of the Retained Distribution Account or the funds on deposit therein from time to time, or any Permitted Investments made at any time and from time to time with the funds on deposit in the Retained Distribution Account (including the income thereon).

          (b) To further secure the RCFC Obligations with respect to the Series 1998-1 Notes (but not any other Series of Notes), RCFC hereby pledges, assigns, conveys, delivers, transfers and sets over to the Enhancement Agent for the benefit of the Group II Noteholders (but not any other Series of Notes), and hereby grants to the Enhancement Agent for the benefit of the Group II Noteholders, a security interest in all of RCFC's right, title and interest in and to all of the following assets, property and interests in property, whether now owned or hereafter acquired or created:

          (i)     the Series 1998-1 Letter of Credit;

          (ii) (A) any Series 1998-1 Cash Collateral Account; (B) all funds on deposit therein from time to time; (C) all certificates and instruments, if any, representing or evidencing any or all of any such Series 1998-1 Cash Collateral Account or the funds on deposit therein from time to time;
     (D) all investments made at any time and from time to time with moneys in any such Series 1998-1 Cash Collateral Account; and

          (iii) all proceeds of any and all of the foregoing, including, without limitation, cash.

          (c) The Trustee and the Enhancement Agent, as trustees on behalf of the Group II Noteholders, each acknowledges the foregoing grant, accepts the trusts under this Supplement in accordance with the provisions of the Indenture and this Supplement and agrees to perform its duties required in this Supplement to the best of its abilities to the end that the interests of the Group II Noteholders may be adequately and effectively protected. The Master Lease Collateral shall secure the Group II Series Notes equally and ratably without prejudice, priority (except as otherwise stated in this Supplement) or distinction.

          (d) Notwithstanding anything to the contrary in this Supplement or the Related Documents, the Master Lease Collateral shall not include, and RCFC does not hereby pledge, assign, convey, deliver, transfer or set over to the Trustee or any of the Group II Noteholders, any security interest, lien or other encumbrance in any Exchange Proceeds or any account or other arrangement for holding or investing any Exchange Proceeds until such time as RCFC is permitted to do so consistent with the limitations on the rights of a party to receive, pledge, borrow, or otherwise obtain the benefits of money or other property set forth in the "safe harbor" provisions of Treasury Regulation ss. 1.1031(k)-1(g)(6).

                                   ARTICLE 4A

                 INITIAL ISSUANCE AND INCREASES AND DECREASES OF
                 -----------------------------------------------
              SERIES 1998-1 INVESTED AMOUNT OF SERIES 1998-1 NOTES
              ----------------------------------------------------

          Section 4A.1 Issuance in Definitive Form. Pursuant to Section 2.19 of the Base Indenture, upon request by the Note Purchaser, the Issuer hereby consents to the issuance of the Series 1998-1 Notes in the form of Definitive Notes. The Series 1998-1 Notes shall initially be sold to investors in reliance on an exemption from the registration requirements of the Securities Act, and shall be issued in the form of one or more Definitive Notes, in fully registered form without interest coupons, substantially in the form attached hereto as Exhibit A, with such legends as may be applicable thereto, duly executed by the Issuer and authenticated by the Trustee as provided in Section 2.4 of the Base Indenture, in an aggregate stated principal amount of up to $800,000,000 (the "Series 1998-1 Maximum Invested Amount"). The aggregate principal amount of the Series 1998-1 Notes outstanding may not exceed such amounts.

          Section 4A.2   Procedure  for Increasing  the Series  1998-1  Invested
 Amount.

          (a) Subject to satisfaction of the conditions precedent set forth in subsection (b) of this Section 4A.2 (as evidenced by an Officer's Certificate of the Master Servicer delivered to the Trustee), on the Series 1998-1 Closing Date, the Issuer may issue Series 1998-1 Notes in the maximum invested amount described in Section 4A.1, the initial aggregate principal amounts of which will be equal to the Series 1998-1 Initial Invested Amount. Such Series 1998-1 Notes shall be issued to the Note Purchaser. On the Series 1998-1 Funding Date and thereafter on each Increase Date during the Series 1998-1 Revolving Period, the Issuer may, upon written request by the Issuer to the Trustee and upon not less than one Business Day's prior written notice by the Collateral Agent to the Note Purchaser in the manner provided in the Note Purchase Agreement (such notice specifying the applicable Increase Date), increase the Series 1998-1 Invested Amount (each such increase referred to as an "Increase") in the manner provided in the Series 1998-1 Notes amounts that satisfy the following requirements: (i) the portion of the Increase represented by additional Series 1998-1 Invested Amount shall be such that the Enhancement Amount shall at least equal the Minimum Enhancement Amount after giving effect to such Increase in the Series 1998-1 Invested Amount and the application of the proceeds thereof to leasing Group II Vehicles; and (ii) no Asset Amount Deficiency will result from such Increase. Satisfaction of the above conditions shall be evidenced by the delivery of a certificate from the Master Servicer to such effect to each of the Trustee and the Enhancement Agent. Proceeds from any Increase shall be deposited into the Series 1998-1 Collection Account and allocated in accordance with
Article 4 hereof. Upon each Increase, the Trustee shall, or shall cause the Note Registrar to, indicate in the Note Register such Increase. The Increase in the Series 1998-1 Invested Amount shall be allocated pro rata among the Outstanding Series 1998-1 Notes.

          (b) The Series 1998-1 Invested Amount may be increased pursuant to subsection (a) above only upon satisfaction of each of the following conditions (as evidenced by an Officers' Certificate delivered by the Issuer to the Trustee) with respect to each proposed Increase:

          (i) The amount of such Increase shall be equal to or greater than $100,000;

          (ii) After giving effect to such Increase, the Series 1998-1 Invested Amount shall not exceed the Series 1998-1 Maximum Invested Amount;

          (iii) There shall not then exist, nor shall such Increase result in the occurrence of, (x) an Amortization Event, a Liquidation Event of Default or a Limited Liquidation Event of Default, or (y) an event or occurrence, which, with the passing of time or the giving of notice thereof, or both, would become an Amortization Event, a Liquidation Event of Default or a Limited Liquidation Event of Default;

          (iv) All conditions precedent (1) to the acquisition of additional Group II Vehicles under the Master Lease, (2) to the making of Advances (as defined in the Note Purchase Agreement) under the Note Purchase Agreement and (3) to the issuance of Commercial Paper Notes as specified in the Liquidity Agreement shall have, in each case, been satisfied; provided, that an Opinion of Counsel to the effect that the Series 1998-1 Notes will be treated as indebtedness of the Issuer for Federal income tax purposes shall not be required;

          (v) The Issuer or, with respect to Financed Vehicles, the applicable Lessee, as the case may be, shall have good and marketable title to each Vehicle purchased thereby with the proceeds from the sale of and of Increases in the Series 1998-1 Notes, free and clear of all Liens and encumbrances, other than any Permitted Liens. Each Eligible Vehicle Disposition Program shall be in full force and effect, and shall be enforceable against the related Manufacturer in accordance with its terms;

          (vi) Each Lessee shall have granted to the Master Collateral Agent, for the benefit of the Trustee, and RCFC shall have granted to the Master Collateral Agent, for the benefit of the Trustee, in each case on behalf of the Series 1998-1 Noteholders, a first priority security interest in all Series 1998-1 Vehicles now or hereafter purchased or financed by the Issuer with the proceeds from the sale of and Increases in the Series 1998-1 Notes or with any contributions of capital made by DTAG in favor of the Issuer;

          (vii) the Issuer shall have granted to the Trustee a first priority security interest in its right, title and interest in and to the Master Lease and the Master Lease Collateral;

          (viii) on or prior to the Series 1998-1 Closing Date, the Trustee shall have received executed counterparts of the Assignment Agreements related to the assignment of rights under each Eligible Vehicle Disposition Program, duly executed by the applicable Lessee and/or the Issuer, as assignor, and the Trustee, as assignee;

          (ix) the Trustee shall have received a copy of each Eligible Vehicle Disposition Program under which Series 1998-1 Vehicles will be or have been purchased and are proposed to be included in the Aggregate Asset Amount and an Officer's Certificate, dated the Series 1998-1 Closing Date, and duly executed by an Authorized Officer of the Issuer, certifying that each such copy is true, correct and complete as of the Series 1998-1 Closing Date;

          (x) Notice of such Increase shall have been delivered to the Collateral Agent and the Liquidity Agent;

          (xi) All representations and warranties set forth in Article 6 of the Base Indenture and in Section 23 of the Master Lease shall be true and correct; and

          (xii)   With  respect  to   the  initial  Increase   only,  the Master
     Servicer shall have calculated the Series 1998-1 Available Subordinated Amount and the Enhancement Amount.

          Section 4A.3   Decreases.

          (a) Mandatory Decreases. Whenever the Enhancement Amount is less than the Minimum Enhancement Amount, then, on the Payment Date immediately following discovery of such deficiency, the Issuer shall decrease the Series 1998-1 Invested Amount by the amount (if any) necessary, so that after giving effect to any increases in the Enhancement Amount on or prior to such Payment Date and to all Decreases of the Series 1998-1 Invested Amount on such Payment Date, no such deficiency shall exist on such Payment Date (each reduction of the Series 1998-1 Invested Amount pursuant to this Section 4A.3(a), a "Mandatory Decrease"). Upon such discovery, the Issuer shall deliver notice of any such Mandatory Decreases to the Trustee.

          (b) Voluntary Decreases. Upon at least three (3) Business Days' prior irrevocable notice to the Note Purchaser and the Trustee in writing, the Issuer may voluntarily prepay all or a portion of the Series 1998-1 Invested Amount in accordance with the procedures set forth herein (each reduction of the Series 1998-1 Invested Amount pursuant to this Section 4A.3(b), a "Voluntary Decrease"); provided, that all voluntary Decreases pursuant to this Section 4A.3(b) shall be allocated such that (1) the Enhancement Amount after giving effect to such Decrease is not less than the Minimum Enhancement Amount. Each such Decrease shall be, in the aggregate for all Series 1998-1 Notes, in a minimum principal amount of $100,000. The Note Purchaser shall promptly advise the Liquidity Agent of any notice given pursuant to this Section 4A.3(b).

          (c) Upon receipt by a Responsible Officer of the Trustee of written notice that a Decrease has been completed, the Trustee shall, or shall cause the Note Registrar to, indicate in the Note Register such Decrease. The amount of any Decrease shall not exceed the amount on deposit in the Series
1998-1 Collection Account and available for distribution to Series 1998-1 Noteholders in respect of principal on the Series 1998-1 Notes on the date specified in the related notice of Decrease referred to in clauses (a) and (b) above.

                                   ARTICLE 4

                    ALLOCATION AND APPLICATION OF COLLECTIONS
                    -----------------------------------------

          Any provisions of Article 4 of the Base Indenture and the Series 2000-1 Supplement which allocate and apply Collections shall continue to apply irrespective of the issuance of the Series 1998-1 Notes. Sections 4.1 through
4.5 of the Base Indenture shall be read in their entirety as provided in the Base Indenture, provided that for purposes of the Series 1998-1 Notes, clauses
(c), (d) and (e) of Section 4.2 of the Base Indenture shall be modified as permitted by Section 11.1(f) of the Base Indenture and shall read as follows:

          (c) Right of Master Servicer to Deduct Fees. Notwithstanding anything in this Indenture to the contrary but subject to any limitations set forth in the applicable Supplement, as long as (x) the Master Servicer is DTAG or an Affiliate of DTAG and (y) the Retained Interest Amount equals or exceeds zero, the Master Servicer (i) may make or cause to be made deposits of Collections to the Group II Collection Account net of any amounts which are allocable to the Retained Distribution Account and represent amounts due and owing to it in its capacity as Master Servicer and (ii) need not deposit or cause to be deposited any amounts to be paid to the Master Servicer pursuant to this Section 4.2 and such amounts will be deemed paid to the Master Servicer, as the case may be, pursuant to this Section 4.2.

          (d) Sharing Collections. To the extent that Principal Collections that are allocated to the Series 1998-1 Notes on a Payment Date are not needed to make payments of principal to Series 1998-1 Noteholders or required to be deposited in the Series 1998-1 Distribution Account on such Payment Date, such Principal Collections may, at the written direction of the Master Servicer, be applied to cover principal payments due to or for the benefit of Noteholders of other Group II Series of Notes. Any such reallocation will not result in a reduction of the Aggregate Principal Balance or in the Invested Amount of the Series 1998-1 Notes.

          (e)     Unallocated Principal Collections.  If, after giving effect to
Section 4.2(d), Principal Collections allocated to the Series 1998-1 Notes on any Payment Date are in excess of the amount required to pay amounts due in respect of the Series 1998-1 Notes on such Payment Date in full, then any such excess Principal Collections shall be allocated to the Retained Distribution Account (provided that no Series 1998-1 Enhancement Deficiency or Asset Amount Deficiency exists or would result from such allocation).

          In addition, for purposes of Section 4.2(a) of the Base Indenture, the Master Servicer in its capacity as such under the Master Lease shall cause all Collections allocable to Group II Collateral in accordance with the Indenture and the Master Collateral Agency Agreement, as applicable, to be paid directly into the Group II Collection Account or the Master Collateral Account, as applicable.

          Article 4 of the Base Indenture (except for Sections 4.1 through 4.5 thereof subject to the proviso in the first paragraphs of this Article 4 and the immediately preceding sentence) shall read in its entirety as follows and shall be applicable only to the Series 1998-1 Notes:

          Section 4.6 Establishment of Group II Collection Account, Series 1998-1 Collection Account, Series 1998-1 Excess Funding Account, and Series 1998-1 Accrued Interest Account.

          (a) The Trustee has created an administrative sub-account within the Collection Account for the benefit of holders of Notes from a Group II Series of Notes (such sub-account, the "Group II Collection Account"). In addition, the Trustee will create two administrative sub-accounts within the Group II Collection Account. One such sub-account will be established for the benefit of the Series 1998-1 Noteholders (such sub-account, the "Series 1998-1 Collection Account"). The second sub-account will be established for the benefit of the Series 1998-1 Noteholders (such sub-account, the "Series 1998-1 Excess Funding Account"). A portion of funds on deposit in the Series 1998-1 Excess Funding Account may, from and after February 26, 2002 and from time to time thereafter, be designated by RCFC as the Substitute Group II Exchanged Vehicle Proceeds Amount. This designated amount shall be available only for the purposes specified herein and shall not be otherwise generally available for withdrawal to be used for the purposes of other funds in the Series 1998-1 Excess Funding Account.

          (b) The Trustee will further divide the Series 1998-1 Collection Account by creating an additional administrative sub-account for the Series 1998-1 Noteholders (such sub-account, the "Series 1998-1 Accrued Interest Account").

          (c) All Collections in respect of the Group II Collateral and allocable to the Group II Series of Notes shall be allocated to the Group II Collection Account. All Collections in the Group II Collection Account allocable to the Series 1998-1 Notes and the Series 1998-1 Available Subordinated Amount shall be allocated to the Series 1998-1 Collection Account or the Series 1998-1 Excess Funding Account as provided below.

          Section 4.7 Allocations with Respect to the Series 1998-1 Notes. All allocations in this Section 4.7 will be made in accordance with written direction of the Master Servicer. The proceeds from the sale of the Series 1998-1 Notes (or the initial Increase, as applicable), together with any funds deposited with RCFC by DTAG in its capacity as the Retained Interestholder, will, on the Series 1998-1 Closing Date, be deposited by the Trustee into the Group II Collection Account and, concurrently with such initial deposit, allocated by the Trustee to the Series 1998-1 Excess Funding Account. On each Business Day on which Collections are deposited into the Group II Collection Account (each such date, a "Series 1998-1 Deposit Date"), the Master Servicer will direct the Trustee in writing to allocate all amounts deposited into the Group II Collection Account in accordance with the provisions of this Section 4.7:

          (a) Allocations During the Series 1998-1 Revolving Period. During the Series 1998-1 Revolving Period, the Master Servicer will direct the Trustee in writing to allocate, on each Series 1998-1 Deposit Date, all amounts deposited into the Group II Collection Account as set forth below:

          (i) with respect to all Collections (including Recoveries and Lease Payment Recoveries) and from Increases:

                  (1) allocate to the Series 1998-1 Collection Account an amount equal to the Series 1998-1 Interest Collections received on such day. All such amounts allocated to the Series 1998-1 Collection Account shall be further allocated to the Series 1998-1 Accrued Interest Account; provided, however, that if with respect to any Related Month the aggregate of all such amounts allocated to the Series 1998-1 Accrued Interest Account during such Related Month exceeds the Series 1998-1 Interest Amount and any other fees and expenses of RCFC due and payable in respect of the Series 1998-1 Notes on the Payment Date next succeeding such Related Month pursuant to
          Section 4.8, then the amount of such excess shall be allocated to the Series 1998-1 Excess Funding Account;

                  (2)     to the extent a Mandatory  Decrease is  required under
          Section 4A.3(a) of this Supplement, allocate to the Series 1998-1 Distribution Account for the payment of the Series 1998-1 Invested Amount, an amount equal to the lesser of (i) the sum of (A) an amount equal to the Series 1998-1 Invested Percentage (as of such day) of the aggregate amount of Collections that are Principal Collections on such day (for any such day, such amount, the "Series 1998-1 Principal Allocation"), plus (B) any other funds on deposit in the Series 1998-1 Collection Account and the Series 1998-1 Excess Funding Account (excluding any Interest Collections but including proceeds from any Increase) and (ii) the amount, as stated in such Master Servicer's direction, necessary for such Mandatory Decrease;

                  (3) allocate to the Series 1998-1 Distribution Account the amount, as stated in such Master Servicer's direction, of any Voluntary Decreases in the Series 1998-1 Invested Amount to be made in accordance with Section 4A.3(b) of this Supplement;

                  (4) allocate to the Series 1998-1 Excess Funding Account an amount equal to the sum of (A) the Series 1998-1 Principal Allocation remaining after the allocation in clause (3) above, plus
          (B) the proceeds from any Increase remaining after the allocations in clause (2) above;

                  (5) allocate to the Retained Distribution Account an amount equal to (x) the applicable Retained Interest Percentage (as of such day) of the aggregate amount of Collections that are Principal Collections on such date, minus (y) any amounts, other than Servicing Fees, which have been withheld by the Master Servicer pursuant to
          Section 4.2(c) of the Base Indenture to the extent such amounts withheld under Section 4.2(c) of the Base Indenture represent all or part of the Retained Interest Amount;

          (ii)    with respect to all Recoveries:

                  (1) allocate an amount equal to the Series 1998-1 Invested Percentage (as of such day) of the aggregate amount of Recoveries on such day, first, to replenish the Series 1998-1 Invested Amount, to the extent that the Series 1998-1 Invested Amount has theretofore been reduced as a result of any Losses allocated thereto pursuant to clause (iii) below and not replenished pursuant to this clause (ii); second, to replenish the Series 1998-1 Cash Collateral Account to the extent withdrawals have theretofore been made pursuant to Section 4.15(b) in respect of unpaid Demand Note draws, which withdrawals have not been paid under such Demand Note and not replenished pursuant to this clause (ii); third, to replenish the Series 1998-1 Available Subordinated Amount to the extent that the Series 1998-1 Available Subordinated Amount has theretofore been reduced as a result of any Losses allocated thereto pursuant to clause
          (iii) below and not replenished pursuant to this clause (ii); and fourth, any remaining Recoveries not so allocated shall be released to the Issuer and available, at the Issuer's option, to be loaned to DTAG under the Demand Note or used for other corporate purposes; and

                  (2) allocate to the Retained Interest Amount an amount equal to the Retained Interest Percentage (as of such day) of the aggregate amount of Recoveries on such date to the extent that the Retained Interest Amount has theretofore been reduced as a result of any Losses allocated thereto pursuant to clause (iii) below and not replenished pursuant to this clause (ii);

          (iii)   with respect to all Losses:

                  (1) allocate an amount equal to the Series 1998-1 Invested Percentage (as of such day) of the aggregate amount of Losses on such day, first, to reduce the Series 1998-1 Available Subordinated Amount until the Series 1998-1 Available Subordinated Amount has been reduced to zero; second, allocate remaining Losses to making a claim under the Demand Note until such claim would reduce the Demand Note to zero; and third, allocate remaining Losses to reduce the Series 1998-1 Invested Amount until the Series 1998-1 Invested Amount has been reduced to zero; and

                  (2) on any such Business Day allocate to the Retained Interest Amount an amount equal to the Retained Interest Percentage (as of such day) of the aggregate amount of such Losses on such day, which amount shall reduce the Retained Interest Amount.

          (iv)    with respect to all Lease Payment Recoveries:

                  (1)    allocate   an  amount   equal  to  the  Series   1998-1
          Invested Percentage (as of such day) of the aggregate amount of Lease Payment Recoveries on such day, first, to replenish the Series 1998-1 Invested Amount to the extent that the Series 1998-1 Invested Amount has theretofore been reduced as a result of any Lease Payment Losses allocated thereto pursuant to clause (v) below and not replenished pursuant to this clause (iv); second, to replenish the Series 1998-1 Cash Collateral Account to the extent withdrawals have theretofore been made pursuant to Section 4.14(b) as a result of any Lease Payment Losses allocated to the Series 1998-1 Letter of Credit pursuant to clause (v) below and that have not been replenished pursuant to this clause (iv); third, to replenish the Series 1998-1 Available Subordinated Amount to the extent that the Series 1998-1 Available Subordinated Amount has theretofore been reduced as a result of any Lease Payment Losses allocated thereto pursuant to clause (v) below and not replenished pursuant to this clause (iv); and fourth, any remaining Recoveries not so allocated shall be released to the Issuer; and

                  (2) allocate to the Retained Interest Amount an amount equal to the Retained Interest Percentage (as of such day) of the aggregate amount of Lease Payment Recoveries on such date to the extent that the Retained Interest Amount has theretofore been reduced as a result of any Lease Payment Losses allocated thereto pursuant to clause (v) below and not replenished pursuant to this clause (iv));

          (v)     with respect to all Lease Payment Losses:

                  (1) allocate an amount equal to the Series 1998-1 Invested Percentage (as of such day) of the aggregate amount of Lease Payment Losses on such day, first, to reduce the Series 1998-1 Available Subordinated Amount until the Series 1998-1 Available
          Subordinated Amount has been reduced to zero; second, allocate remaining Lease Payment Losses to making a drawing under the Series 1998-1 Letter of Credit until such drawing would reduce the Series 1998-1 Letter of Credit Amount to zero; and third, allocate remaining Lease Payment Losses to reduce the Invested Amount until the Series 1998-1 Invested Amount has been reduced to zero; and

                  (2) allocate to the Retained Interest Amount an amount equal to the Retained Interest Percentage (as of such day) of the aggregate amount of such Lease Payment Losses on such day, which amount shall reduce the Retained Interest Amount.

          (b)     INTENTIONALLY DELETED.

          (c) Allocations During the Series 1998-1 Rapid Amortization Period. During the Series 1998-1 Rapid Amortization Period, the Master Servicer will direct the Trustee in writing to allocate, on each Series 1998-1 Deposit Date, all amounts deposited into the Group II Collection Account as set forth below:

          (i) with respect to all Collections (including Recoveries and Lease Payment Recoveries):

                  (1) allocate to the Series 1998-1 Collection Account an amount determined as set forth in Section 4.7(a)(i)(1) above for such day, plus an amount up to $500,000 to be applied to the payment of legal fees and expenses, if any, and, if DTAG is no longer the Master Servicer, the amount equal to the sum of the Series 1998-1 Investor Monthly Servicing Fee and Series 1998-1 Monthly Supplemental Servicing Fee, which amount shall be deposited in the Series 1998-1 Accrued Interest Account and, as and to the extent provided in Section 4.7(a)(i)(1) above, allocate an amount to the Series 1998-1 Excess Funding Account;

                  (2) allocate to the Series 1998-1 Collection Account an amount equal to the remaining Series 1998-1 Principal Allocation for such day after making the allocations in (1) above, which amounts shall be used to make principal payments on a pro rata basis in respect of the Series 1998-1 Notes; and

                  (3)    allocate  to   the  Retained  Distribution  Account  an
          amount determined as set forth in Section 4.7(a)(i)(5) above for such day;

          (ii)    with respect to all Recoveries:

                  (1) increase the Series 1998-1 Invested Amount, replenish the Series 1998-1 Cash Collateral Account to the extent withdrawals have theretofore been made pursuant to Section 4.15(b) in respect of unpaid Demand Note draws, which withdrawals have not been replenished under this clause (ii), increase the Series 1998-1 Available Subordinated Amount, and pay any remaining Recoveries to the Group II Collection Account for payment of principal to the Series 1998-1 Noteholders on the next succeeding Payment Date as required pursuant to Section 4.10; and

                  (2) allocate to the Retained Interest Amount an amount determined as set forth in Section 4.7(a)(ii)(2) above for such day;

          (iii)   with respect to all Losses:

                  (1) decrease the Series 1998-1 Available Subordinated Amount, make a claim under the Demand Note and decrease the Series 1998-1 Invested Amount as and to the extent provided in Section 4.7(a)(iii)(1) above for such day; and

                  (2)    allocate  to the   Retained  Interest Amount an  amount
          determined as set forth in Section 4.7(a)(iii)(2) above for such day, which amount shall reduce the Retained Interest Amount.

          (iv)    with respect to all Lease Payment Recoveries:

                  (1) increase the Series 1998-1 Invested Amount, replenish the Series 1998-1 Cash Collateral Account to the extent withdrawals have theretofore been made pursuant to Section 4.14(b) as a result of any Lease Payment Losses allocated to the Series 1998-1 Letter of Credit pursuant to clause (v) below that have not been replenished pursuant to this clause (iv); and increase the Series 1998-1 Available Subordinated Amount as and to the extent provided in Section 4.7(a)(iv)(1) above for such day; and

                  (2) allocate to the Retained Interest Amount an amount determined as set forth in Section 4.7(a)(iv)(2) above for such day;

          (v)      with respect to all Lease Payment Losses:

                  (1) decrease the Series 1998-1 Available Subordinated Amount, make a claim under the Series 1998-1 Letter of Credit and decrease the Series 1998-1 Invested Amount as and to the extent provided in Section 4.7(a)(v)(1) above for such day; and

                  (2) allocate to the Retained Interest Amount an amount determined as set forth in Section 4.7(a)(v)(2) above for such day, which amount shall reduce the Retained Interest Amount.

          (d)     Additional   Allocations.    Notwithstanding   the   foregoing
provisions of this Section 4.7,

          (i) provided the Series 1998-1 Rapid Amortization Period has not commenced, amounts allocated to the Series 1998-1 Excess Funding Account in excess of the Substitute Group II Exchanged Vehicle Proceeds Amount, if any, and that are not allocated to making payments under the Series 1998-1 Notes pursuant hereto may, as and to the extent permitted in the related Supplements, be used to pay the principal amount of other Group II Series of Notes that are then in amortization and, after such payment, any remaining funds may, at RCFC's option, be (i) used to finance, refinance or acquire Vehicles, to the extent Eligible Vehicles have been requested by any of the Lessees under the Master Lease or (ii) transferred, on any Payment Date, to the Retained Distribution Account, to the extent that the Retained Interest Amount equals or exceeds zero after giving effect to such payment and so long as no Series 1998-1 Enhancement Deficiency or Asset Amount Deficiency exists or would result therefrom; provided, however, that funds remaining after the application of such funds to the payment of the principal amount of other Group II Series of Notes that are in amortization and to the financing or acquisition of Group II Vehicles may be transferred to the Retained Distribution Account on a day other than a Payment Date if the Master Servicer furnishes to the Trustee an Officer's Certificate to the effect that such transfer will not cause any of the foregoing deficiencies to occur either on the date that such transfer is made or, in the reasonable anticipation of the Master Servicer, on the next Payment Date. Funds in the Retained Distribution Account shall, at the option of RCFC, be available to finance, refinance or acquire Vehicles, to the extent Eligible Vehicles have been requested by any of the Lessees under the Master Lease, to pay the Net Book Value of Vehicles tendered for exchange of like-kind property into the Group II Collection Account, or for distribution to the Retained Interestholder (including any advances made under the Demand Note or otherwise);

          (ii) in the event that the Master Servicer is not DTAG or an Affiliate of DTAG, the Master Servicer shall not be entitled to withhold any amounts pursuant to Section 4.2(c) and the Trustee shall deposit amounts payable to DTAG in its capacity as the Master Servicer in the Group II Collection Account pursuant to the provisions of Section 4.2 on each Series 1998-1 Deposit Date;

          (iii) any amounts withheld by the Master Servicer and not deposited in the Group II Collection Account pursuant to Section 4.2(c) shall be deemed to be deposited in the Group II Collection Account on the date such amounts are withheld for purposes of determining the amounts to be allocated pursuant to this Section 4.7;

          (iv) if there is more than one Series of Group II Series of Notes outstanding, then Sections 4.7(a)(i)(5) and 4.7(c)(i)(3) above shall not be duplicative with any similar provisions contained in any other Supplement and the Retained Interestholder shall only be paid such amount once with respect to any Payment Date; and

          (v) RCFC may, from time to time in its sole discretion, increase the Series 1998-1 Available Subordinated Amount by (a) (i) allocating to the Series 1998-1 Available Subordinated Amount Eligible Vehicles theretofore allocated to the Retained Interest and (ii) delivering to the Trustee an Officer's Certificate affirming with respect to such Vehicles the representations and warranties set forth in Section 6.14 of the Base Indenture (and an Opinion of Counsel to the same effect) or (b) (i) depositing funds into the Series 1998-1 Excess Funding Account by transfer from the Retained Distribution Account or otherwise, and (ii) delivering to the Master Servicer and the Trustee an Officer's Certificate setting forth the amount of such funds and stating that such funds shall be allocated to the Series 1998-1 Available Subordinated Amount; provided, however, that
     (x) RCFC shall have no obligation to so increase the Series 1998-1 Available Subordinated Amount at any time and (y) RCFC may not increase the Series 1998-1 Available Subordinated Amount at any time if the amount of such increase, together with the sum of the amounts of all prior increases, if any, of the Series 1998-1 Available Subordinated Amount would exceed the applicable Series 1998-1 Available Subordinated Amount Maximum Increase, excluding from such calculation any increase in the Series 1998-1 Available Subordinated Amount (1) through Recoveries or from funds constituting repayments of principal under the Demand Note, or (2) relating to an increase in any component of the Minimum Enhancement Amount that results from (a) an increase in the ratio of Group II Vehicles that are Non-Program Vehicles to all Group II Vehicles, (b) a reduction in the aggregate amount of cash and Permitted Investments in the Group II Collection Account and the Master Collateral Account that are allocable to the Group II Series of Notes, or (c) a decrease in Market Value Adjustment Percentage;

          (vi) If, on any Payment Date during the Series 1998-1 Revolving Period, a Mandatory Decrease shall be required under Section 4A.3(a) of this Supplement and the amounts allocated to the Series 1998-1 Invested Amount under Section 4.7(a)(i)(2) are less than the amount of such required Decrease, then, in Group II Collection Account which are allocable to the Retained Interest Amount or (ii) on deposit in the excess funding accounts for other Group II Series of Notes issued and outstanding under the Indenture which amounts are in excess of the amounts necessary to be on deposit in each such excess funding account in order that (x) no Asset Amount Deficiency occur, (y) no shortfall in the required level of enhancement for each such Group II Series of Notes shall occur, including any portion of such enhancement that is required to be in liquid funds, and
     (z) no Amortization Event for any such series or event that with the giving of notice or passage of time would become an Amortization Event for any such Group II Series of Notes (such amounts as are set forth in clauses (i) and (ii) of this subparagraph (vi) being referred to herein as "Excess Amounts") shall, in each such case, be deposited into the Series 1998-1 Distribution Account as Principal Collections in an aggregate amount up to the amount of any such deficiency and shall be used, in accordance with
     Section 4.7(a), to reduce the Series 1998-1 Invested Amount;

          (vii)   INTENTIONALLY DELETED.

          (viii) If, on any Payment Date during the Series 1998-1 Rapid Amortization Period, the Monthly Total Principal Allocation under Section 4.7(c)(i)(3) is insufficient to reduce the Series 1998-1 Invested Amount to zero, then, in such event, any funds constituting Excess Amounts shall, in each such case, be deposited into the Series 1998-1 Distribution Account as Principal Collections in an aggregate amount up to the amount of any such deficiency and shall be used, in accordance with Section 4.10(a)(ii) to reduce the Series 1998-1 Invested Amount.

          Section 4.8    Monthly Payments.  All of the  payments in this Section
4.8 will be made in accordance with written direction of the Master Servicer. On each Reporting Date, as provided below, the Master Servicer shall instruct the Trustee to withdraw, and on the following Payment Date the Trustee, acting in accordance with such instructions, shall withdraw the amounts required to be withdrawn from the Group II Collection Account pursuant to Sections 4.8(a) through (c) below in respect of all funds available from Series 1998-1 Interest Collections processed since the preceding Payment Date and allocated to the holders of the Series 1998-1 Notes.

          (a) Note Interest with respect to the Series 1998-1 Notes. On each Reporting Date, the Master Servicer shall instruct the Trustee to withdraw on the next succeeding Payment Date from the Series 1998-1 Accrued Interest Account and deposit in the Series 1998-1 Distribution Account the amount on deposit therein available for the payment of the Series 1998-1 Interest Amount. On such Reporting Date, the Master Servicer shall further instruct the Trustee in writing to withdraw on the next succeeding Payment Date from the Series 1998-1 Excess Funding Account the lesser of (i) the amount on deposit in the Series 1998-1 Excess Funding Account and (ii) the excess, if any, of the Series 1998-1 Interest Amount over the amount withdrawn from the Series 1998-1 Accrued Interest Account pursuant to the preceding sentence, after taking into account any funds in the Series 1998-1 Excess Funding Account in excess of the Substitute Group II Exchanged Vehicle Proceeds Amount, if any, and deposit such amount to the Series 1998-1 Distribution Account. If the amounts described in this Section 4.8(a) are insufficient, after taking into account any funds available in the Series 1998-1 Excess Funding Account and any portion of the Series 1998-1 Letter of Credit Amount applied as described in Section 4.9 of this Supplement, to pay the Series 1998-1 Interest Amount on any Payment Date, payments of interest to the Series 1998-1 Noteholders will be reduced by the amount of such shortfall. The amount, if any, of such shortfall on any Payment Date shall be referred to as the "Series 1998-1 Deficiency Amount". Interest shall accrue on the Series 1998-1 Deficiency Amount at the applicable Series 1998-1 Note Rate. On the following Payment Date, the Trustee shall withdraw the Series 1998-1 Interest Amount from the Series 1998-1 Accrued Interest Account and, to the extent provided in Section 4.9 of this Supplement, amounts withdrawn from the Series 1998-1 Excess Funding Account and any applied portion of the Series 1998-1 Letter of Credit Amount, and shall deposit such amount in the Series 1998-1 Distribution Account; provided that the amounts to be withdrawn from the Series 1998-1 Excess Funding Account pursuant to this Section 4.8(a) of this Supplement shall not exceed for any Payment Date the Series 1998-1 Available Subordinated Amount at such time.

          (b) Legal Fees. On each Payment Date during the Rapid Amortization Period, the Master Servicer shall, prior to making all distributions required to be made pursuant to Section 4.8(a) of this Supplement, instruct the Trustee in writing to withdraw from the Series 1998-1 Accrued Interest Account, for payment to the Issuer, an amount up to an aggregate amount for all such Payment Dates of $500,000 to be applied to the payment of legal fees and expenses, if any, of the Issuer. On such Payment Date, the Trustee shall withdraw such amount from the Series 1998-1 Accrued Interest Account and remit such amount to the Issuer.

          (c) Servicing Fee. On each Payment Date, the Master Servicer shall, after directing all distributions required to be made pursuant to Sections 4.8(a) and (b) of this Supplement or in the event that on the related Determination Date DTAG or any Affiliate thereof shall no longer be the Master Servicer, prior to such distributions being made (or if in addition to the foregoing the Series 1998-1 Rapid Amortization Period has also commenced, prior to making all distributions required to be made pursuant to Section 4.8(a) of this Supplement but after making all distributions required to be made pursuant to Section 4.8(b)), instruct in writing each of the Trustee and the Paying Agent to withdraw from the Series 1998-1 Accrued Interest Account, for payment to the Master Servicer, an amount equal to (a) the Series 1998-1 Investor Monthly Servicing Fee and any Series 1998-1 Monthly Supplemental Servicing Fee accrued during the preceding Series 1998-1 Interest Period, plus (b) all accrued and unpaid Series 1998-1 Investor Monthly Servicing Fees and any accrued and unpaid Series 1998-1 Monthly Supplemental Servicing Fees, minus (c) the amount of any Series 1998-1 Investor Monthly Servicing Fees and Series 1998-1 Monthly Supplemental Servicing Fees withheld by the Master Servicer pursuant to the Base Indenture. On such Payment Date, the Trustee shall withdraw such amount from the Series 1998-1 Accrued Interest Account and remit such amount to the Master Servicer.

          Section 4.9    Payment of Note Interest.

          All payments made pursuant to this Section 4.9 will be made in accordance with the written instructions of the Master Servicer. On each Payment Date, (i) to the extent any Series 1998-1 Monthly Interest Shortfall exists after the deposits required pursuant to Section 4.7 and Section 4.8(a) of this Supplement have been made, the Master Servicer shall instruct the Paying Agent to withdraw from funds on deposit in the Series 1998-1 Excess Funding Account, an amount equal to the lesser of (A) the amount on deposit in the Series 1998-1 Excess Funding Account on such Payment Date in an amount not to exceed the Series 1998-1 Available Subordinated Amount at such time, and (B) the remaining amount of the Series 1998-1 Monthly Interest Shortfall, and deposit such amount in the Series 1998-1 Distribution Account to pay the Series 1998-1 Interest Amount and any unpaid Series 1998-1 Deficiency Amounts with respect to such Series 1998-1 Monthly Interest (together with accrued interest on all such unpaid Series 1998-1 Deficiency Amounts)and (ii) to the extent any such Series 1998-1 Monthly Interest Shortfall remains after the deposits required pursuant to clause (i) of this Section 4.9 have been made, if amounts have been drawn on the Series 1998-1 Letter of Credit and deposited into the Series 1998-1 Collection Account pursuant to Section 4.18 of this Supplement, the Master Servicer shall instruct the Paying Agent to withdraw from the Series 1998-1 Collection Account on such Payment Date the lesser of (A) the amount on deposit in the Series 1998-1 Collection Account representing such amount drawn on the Series 1998-1 Letter of Credit, (B) the amount on deposit in the Series 1998-1 Excess Funding Account in excess of the Substitute Group II Exchanged Vehicle Proceeds Amount, if any, on such Payment Date, and (C) the amount of the remaining Series 1998-1 Monthly Interest Shortfall, and deposit such amount in the Series 1998-1 Distribution Account to pay the Series 1998-1 Interest Amount and any unpaid Series 1998-1 Deficiency Amounts with respect to such Series 1998-1 Interest Amount (together with accrued interest on all such unpaid Series 1998-1 Deficiency Amounts). On each Payment Date the Paying Agent shall, in accordance with the Master Servicer's most recent Monthly Certificate, pay to the Series 1998-1 Noteholders from the Series 1998-1 Distribution Account the portion of the Series 1998-1 Interest Amount deposited in the Series 1998-1
Distribution Account for the payment of the Series 1998-1 Interest Amount pursuant to Section 4.8(a) of this Supplement and clauses (i) and (ii) of this
Section 4.9.

          Section 4.10   Payment of Note Principal; Decreases.

          All payments made pursuant to this Section 4.10 will be made in accordance with the written instructions of the Master Servicer.

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

          (a)     Series 1998-1 Notes.

          (i)     INTENTIONALLY DELETED.

          (ii) Commencing on the first Determination Date after the commencement of the Series 1998-1 Rapid Amortization Period, the Master Servicer shall instruct the Trustee as to the amount allocated to the Series 1998-1 Notes during the Related Month pursuant to Section 4.7(c)(i)(2); and

          (iii) Commencing on the first Payment Date after the commencement of the Series 1998-1 Rapid Amortization Period, the Trustee shall (1) withdraw from the Series 1998-1 Collection Account the amount allocated thereto pursuant to Section 4.7(c)(i)(2) of this Supplement, (2) to the extent any portion of the Series 1998-1 Invested Amount still remains unpaid after application of the amounts specified in clause (1) above, the Master Servicer shall instruct the Trustee to withdraw, from funds on deposit in the related Excess Funding Accounts of any additional Group II Series of Notes, if any, an amount equal to the lesser of (x) the aggregate amount on deposit in such Excess Funding Accounts on such Payment Date (after application of any such amounts to pay principal and interest in respect of the related Series of Notes pursuant to the related Series Supplements) in an amount not to exceed the related Available Subordinated Amounts at such time and (y) the unpaid portion of the Series 1998-1 Invested Amount and deposit such amounts in the Series 1998-1 Distribution Account to be paid, pro rata, to the Series 1998-1 Noteholders, provided that any such amounts withdrawn from the Excess Funding Accounts for the other Group II Series of Notes shall be applied on a pro rata basis with respect to each Group II Series of Notes with respect to which a deficiency exists, (3) to the extent any portion of the Series 1998-1 Invested Amount remains unpaid after application of the amount specified in clauses (1) and (2), the Master Servicer shall instruct the Trustee to withdraw, from funds on deposit in the Series 1998-1 Excess Funding Account, an amount equal to the lesser of (v) the amount on deposit in the Series 1998-1 Excess Funding Account in excess of the Substitute Group II Exchanged Vehicle Proceeds Amount, if any, on such Payment Date (after application of any amounts pursuant to Section 4.9 of this Supplement) in an amount not to exceed the Series 1998-1 Available Subordinated Amount at such time and (w) the unpaid portion of the Series 1998-1 Invested Amount and deposit such amount in the Series 1998-1 Distribution Account to be paid, pro rata, to the Series 1998-1 Noteholders, and (4) to the extent any portion of the Series 1998-1 Invested Amount still remains unpaid after application of the amounts specified in clauses (1) through (3) above, if amounts have been drawn on the Series 1998-1 Letter of Credit and deposited into the Series 1998-1 Collection Account pursuant to Section 4.14 of this Supplement or amounts have been claimed under the Demand Note or drawn under the Series 1998-1 Letter of Credit in respect thereof and deposited into the Series 1998-1 Collection Account pursuant to Section 4.15 of this Supplement, the Master Servicer shall instruct the Trustee to withdraw from the Series 1998-1 Collection Account on such Payment Date the lesser of (x) the amount on deposit in the Series 1998-1 Collection Account representing such draw on the Series 1998-1 Letter of Credit or payment under the Demand Note (after application of any portion thereof pursuant to Section 4.9 of this Supplement) and (y) the excess of the Series 1998-1 Invested Amount over the amounts described in clauses (1) through (3) above and deposit such amounts in the Series 1998-1 Distribution Account to be paid, pro rata, to the Series 1998-1 Noteholders; provided, however, that on the Series 1998-1 Termination Date, the Trustee shall withdraw from the Series 1998-1 Collection Account, as provided above, an aggregate amount which is no greater than the Series 1998-1 Invested Amount as of such date. The Series 1998-1 Invested Amount shall be due and payable on the Series 1998-1 Termination Date.

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

          (iv) On each Payment Date occurring on or after the date a withdrawal is made pursuant to Section 4.10(a)(iii) of this Supplement, the Paying Agent shall, in accordance with Section 5.1 of the Base Indenture and the Master Servicer's most recent Monthly Certificate pay to the applicable Series 1998-1 Noteholders, pro rata, the amount deposited in the Series 1998-1 Distribution Account for the payment of principal pursuant to
     Section 4.10(a)(iii) of this Supplement.

          (b) Decreases. On the Business Day occurring on the date a withdrawal is made pursuant to Section 4.7(a)(i)(2), the Paying Agent shall pay to the Series 1998-1 Noteholders the amount deposited in the Series 1998-1
Distribution Account for the payment of principal pursuant to Section 4.7(a)(i)(2).

          Section 4.11 Retained Distribution Account. On each Payment Date, the Master Servicer shall, as applicable, instruct the Trustee in writing to instruct the Paying Agent to transfer to the Retained Distribution Account (established pursuant to Section 4.1(b) of the Base Indenture) (i) all funds which are in the Collection Account that have been allocated to the Retained Distribution Account as of such Payment Date and (ii) all funds that were previously allocated to the Retained Distribution Account but not transferred to the Retained Distribution Account.

          Section 4.12   Series 1998-1 Distribution Account.

          (a) Establishment of Series 1998-1 Distribution Account. The Trustee shall establish and maintain in the name of the Trustee for the benefit of the Series 1998-1 Noteholders, or cause to be established and maintained, an account (the "Series 1998-1 Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1998-1 Noteholders. The Series 1998-1 Distribution Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 1998-1 Distribution Account. If the Series 1998-1 Distribution Account is not maintained in accordance with the previous sentence, the Master Servicer shall establish a new Series 1998-1 Distribution Account, within ten
(10) Business Days after obtaining knowledge of such fact, which complies with such sentence, and shall instruct the Trustee to transfer all cash and investments from the non-qualifying Series 1998-1 Distribution Account into the new Series 1998-1 Distribution Account. Initially, the Series 1998-1 Distribution Account will be established with the Trustee.

          (b) Administration of the Series 1998-1 Distribution Account. The Master Servicer shall instruct the institution maintaining the Series 1998-1 Distribution Account in writing to invest funds on deposit in the Series 1998-1 Distribution Account at all times in Permitted Investments; provided, however, that any such investment shall mature not later than the Business Day prior to the Payment Date following the date on which such funds were received, unless any Permitted Investment held in the Series 1998-1 Distribution Account is held with the Trustee, in which case such investment may mature on such Payment Date provided that such funds shall be available for withdrawal on or prior to such Payment Date. The Trustee shall hold, for the benefit of the Series 1998-1 Noteholders, possession of any negotiable instruments or securities evidencing the Permitted Investments from the time of purchase thereof until the time of maturity.

          (c) Earnings from Series 1998-1 Distribution Account. Subject to the restrictions set forth above, the Master Servicer shall have the authority to instruct the Trustee in writing with respect to the investment of funds on deposit in the Series 1998-1 Distribution Account. All interest and earnings (net of losses and investment expenses) on funds on deposit in the Series 1998-1 Distribution Account shall be deemed to be on deposit and available for distribution.

          (d) Series 1998-1 Distribution Account Constitutes Additional Collateral for Series 1998-1 Notes. In order to secure and provide for the payment of the RCFC Obligations with respect to the Series 1998-1 Notes (but not the other Notes), RCFC hereby assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 1998-1 Noteholders, all of RCFC's right, title and interest in and to the following (whether now or hereafter existing and whether now owned or hereafter acquired): (i) the Series 1998-1 Distribution Account; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 1998-1 Distribution Account or the funds on deposit therein from time to time; (iv) all Permitted Investments made at any time and from time to time with monies in the Series 1998-1 Distribution Account; and (v) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (v) are referred to, collectively, as the "Series 1998-1 Distribution Account Collateral"). The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 1998-1 Distribution Account and in all proceeds thereof. The Series 1998-1 Distribution Account Collateral shall be under the sole dominion and control of the Trustee, and the Paying Agent at the direction of the Trustee, in each case for the benefit of the Series 1998-1 Noteholders.

          Section 4.13 The Master Servicer's Failure to Instruct the Trustee to Make a Deposit or Payment. If the Master Servicer fails to give notice or instructions to make any payment from or deposit into the Group II Collection Account required to be given by the Master Servicer, at the time specified in the Master Lease or any other Related Document (including applicable grace periods), and such failure is known by the Trustee, the Trustee shall make such payment or deposit into or from the Group II Collection Account without such notice or instruction from the Master Servicer if and to the extent that the Trustee has been furnished information adequate, in the sole discretion of the Trustee, to determine the amounts and beneficiaries of such payments. Pursuant to the Master Lease, the Master Servicer has agreed that it shall, upon request of the Trustee, promptly provide the Trustee with all information necessary to allow the Trustee to make such a payment or deposit.

          Section 4.14   Lease Payment  Loss Draws  on Series  1998-1  Letter of
Credit.

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

          (a) At or before 10:00 a.m. (New York City time) on each Payment Date, the Master Servicer shall notify the Trustee and the Enhancement Agent of the amount of the Series 1998-1 Lease Payment Losses, such notification to be in the form of Exhibit D to this Supplement.

          (b) So long as the Series 1998-1 Letter of Credit shall not have been terminated, on any Payment Date that there are Series 1998-1 Lease Payment Losses, the Enhancement Agent shall, by 1:00 p.m. (New York City time) on the same Payment Date, draw on the Series 1998-1 Letter of Credit by presenting a draft in an amount equal to the lesser of (i) the Series 1998-1 Lease Payment Losses allocated to making a drawing under the Series 1998-1 Letter of Credit pursuant to Sections 4.7(a)(v)(1) or (c)(v)(1) of this Supplement, and (ii) the amount available to be drawn on the Series 1998-1 Letter of Credit on such Payment Date accompanied by a Certificate of Credit Demand. The proceeds of such draw shall be deposited as soon as practicable in the Series 1998-1 Collection
Account for further allocation to the Series 1998-1 Distribution Account in accordance with the instructions of the Master Servicer and pursuant to the terms of this Supplement.

          (c) So long as the Series 1998-1 Letter of Credit shall not have been terminated, on any Business Day that the Enhancement Agent has received written notice from the Collateral Agent pursuant to Section 5.05(b) of the Collateral Agreement notifying the Enhancement Agent of the existence and amount of a Liquidity Deficiency and directing the Enhancement Agent to make a draw under the Series 1998-1 Letter of Credit, the Enhancement Agent shall, by 1:00 p.m. (New York City time) on the date of such notice (or, in the case of any notice given to the Enhancement Agent after 12:00 noon (New York City time), by 1:00 p.m. (New York City time) on the next following Business Day), draw on the Series 1998-1 Letter of Credit by presenting a draft in an amount equal to the lesser of (i) such Liquidity Deficiency and (ii) the full amount available to be drawn under the Series 1998-1 Letter of Credit on such date accompanied by a Certificate of Liquidity Demand. The Enhancement Agent shall deliver the proceeds of such draw to the Trustee for deposit in the Series 1998-1 Distribution Account.

          Section 4.15   Claim Under the Demand Note.

          (a) On each Determination Date, the Master Servicer shall determine the aggregate amount, if any, of Losses that have occurred during the Related Month. In the event that any such Losses occurring during such Related Month exceed the amount of Recoveries received during such Related Month, the Master Servicer shall set forth the aggregate amount of such net Losses in the Monthly Report, and the Trustee shall make in accordance with the written instructions of the Master Servicer the allocations as set forth in Sections 4.7(a)(iii)(1) and (c)(iii)(1), as applicable, of this Supplement. If any amounts are allocated to a claim under the Demand Note pursuant to such Sections (any such amounts, "Demand Note Claim Amounts"), the Trustee shall transmit to the issuer of the Demand Note a demand for repayment (each, a "Demand Notice") under the Demand Note in the amount of the lesser of (x) the outstanding amount of such Demand Note and (y) the Demand Note Claim Amounts, in each case such payment to be made on or prior to the next succeeding Payment Date by deposit of funds into the Series 1998-1 Collection Account in the specified amount.

          (b) In the event that on any Payment Date on which (x) a Demand Notice has been transmitted to the issuer of the Demand Note on the related Determination Date pursuant to Section 4.15(a) above and the Demand Note issuer shall have failed to deposit into the Series 1998-1 Collection Account the amount specified in such Demand Notice, on or prior to 10:00 a.m. (New York City time) on such Payment Date, or (y) a Demand Notice for payment by the issuer of the Demand Note could be transmitted to the issuer of the Demand Note of the related Determination Date pursuant to Section 4.15(a) above, but has been prevented from being transmitted or, if so transmitted, the issuer of the Demand Note has been prevented from making any payment thereunder, in each case, as a result of the operation of any bankruptcy or insolvency law, then so long as the Series 1998-1 Letter of Credit shall not have been terminated, the Enhancement Agent shall, by 1:00 p.m. (New York City time) on the same Business Day, draw on the Series 1998-1 Letter of Credit by presenting a draft in an amount equal to
(i) that  portion of the amount  demanded  under the Demand Note as specified in
(a) above that has not been deposited into the Series 1998-1 Collection Account as of 10:00 a.m. (New York City time) on such Payment Date, in the case of clause (x) above or (ii) the amount of the stayed demand for payment in the case of clause (y) above, in each case, accompanied by a Certificate of Credit Demand. The proceeds of such draw shall be deposited in the Series 1998-1 Collection Account for application pursuant to Section 4.10(a)(ii) of this Supplement.

          (c) Demand Note Constitutes Additional Collateral for Series 1998-1 Notes. In order to secure and provide for the payment of the RCFC Obligations with respect to the Series 1998-1 Notes (but not the other Notes), RCFC hereby assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 1998-1 Noteholders, all of RCFC's right, title and interest in and to the Demand Note and all proceeds thereof. The Trustee shall possess all right, title and interest in the Demand Note, all rights to make claims thereunder and all payments thereon and all proceeds thereof.

          Section 4.16   Series 1998-1 Letter of Credit Termination Demand.

          (a) If prior to the date which is 30 days prior to the then scheduled Series 1998-1 Letter of Credit Expiration Date,

          (i) the Series 1998-1 Letter of Credit shall not have been extended or there shall not have been appointed a successor institution to act as Series 1998-1 Letter of Credit Provider, and

          (ii) the payments to be made by the Lessees under the Master Lease shall not have otherwise been credit enhanced with (A) the funding of the Series 1998-1 Cash Collateral Account with cash in the amount of the Series 1998-1 Letter of Credit Amount, (B) other cash collateral accounts, overcollateralization or subordinated securities or (C) with the consent of the Required Group II Noteholders, a Surety Bond or other similar arrangements; provided, however, that

                  (1) any such successor institution or other form of substitute credit enhancement referred to in the foregoing clauses (B) and (C) shall be approved by each Rating Agency; and

                  (2) any such successor institution or other form of substitute credit enhancement referred to in the foregoing clauses (i) or (ii)(C) shall, if the short-term debt ratings with respect to such substitute credit enhancement, if applicable, are less than "A-1" or the equivalent from Standard & Poor's, "P-1" or the equivalent from Moody's and, if rated by Fitch, "F1" or the equivalent by Fitch, be approved by the Required Group II Noteholders;

then the Master Servicer shall notify the Trustee and the Enhancement Agent in writing pursuant to the Master Lease no later than one Business Day prior to the Series 1998-1 Letter of Credit Expiration Date of (i) the principal balance of all Outstanding Series 1998-1 Notes on such date, and (ii) the amount available to be drawn on the Series 1998-1 Letter of Credit on such date. Upon receipt of such notice by the Trustee and the Enhancement Agent on or prior to 10:00 a.m. (New York City time) on any Business Day, the Enhancement Agent shall, by 1:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:00 a.m. (New York City time), by 1:00 p.m. (New York City time) on the next following Business Day), draw the lesser of the amounts set forth in clauses (i) and (ii) above on the Series 1998-1 Letter of Credit by presenting a draft accompanied by a Certificate of Termination Demand and shall deposit the proceeds of the disbursement resulting therefrom in a special deposit account (the "Series 1998-1 Cash Collateral Account").

          (b) The Master Servicer shall notify the Trustee and the Enhancement Agent in writing pursuant to the Master Lease within one Business Day of the Master Servicer's becoming aware that the short-term debt credit rating of the Series 1998-1 Letter of Credit Provider has fallen below "A-1" in the case of Standard & Poor's, "P-1" in the case of Moody's or, if rated by Fitch, "F1" in the case of Fitch. At such time the Master Servicer shall also notify the Trustee and the Enhancement Agent of (i) the principal balance of all Outstanding Series 1998-1 Notes on such date, and (ii) the Series 1998-1 Letter of Credit Amount on such date. Upon the 60th Business Day following receipt of such notice by the Trustee and the Enhancement Agent if the condition described in the first sentence of this Section 4.16(b) shall remain in effect on or prior to 10:00 a.m. (New York City time) on any Business Day, unless the Master Servicer shall have obtained a new letter of credit substantially in the form of the Series 1998-1 Letter of Credit and provided by an entity with short-term debt ratings of at least "A-1" in the case of Standard & Poor's, "P-1" in the case of Moody's and if rated by Fitch, "F1" in the case of Fitch, the Enhancement Agent shall, by 1:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Enhancement Agent after 10:00 a.m. (New York City time), by 1:00 p.m. (New York City time) on the next following Business Day), draw on the Series 1998-1 Letter of Credit in an amount equal to the lesser of the principal balance of all Outstanding Series 1998-1 Notes on such Business Day and the amount available to be drawn on the Series 1998-1 Letter of Credit on such Business Day by presenting a draft accompanied by a Certificate of Termination Demand and shall deposit the proceeds of the disbursement resulting therefrom in the Series 1998-1 Cash Collateral Account.

          Section 4.17 Conversion. If on any Business Day there exists Series 1998-1 Lease Payment Losses, including after an LOC Termination Disbursement (as defined in the Liquidity Agreement) has been made as provided in Section 4.16 above, and if on such day (i) the amount of such Series 1998-1 Lease Payment Losses exceeds the Series 1998-1 Letter of Credit Amount on such day, and (ii) LOC Liquidity Disbursements (as defined in the Liquidity Agreement) are Outstanding (as defined in the Liquidity Agreement), then (A) such amount of LOC Liquidity Disbursements (as defined in the Liquidity Agreement) shall be reduced, and (B) the amount of LOC Credit Disbursements (as defined in the Liquidity Agreement) Outstanding shall be increased, in each case, by an amount equal to the lesser of (a) the amount by which the Series 1998-1 Lease Payment Losses exceeds the Series 1998-1 Letter of Credit Amount (which Series 1998-1 Letter of Credit Amount shall, in any event, be drawn, in accordance with the second paragraph of Section 4.14 as a Credit Draw) and (b) the aggregate amount of LOC Liquidity Disbursements (such reduction and increase shall be referred to as a "Conversion"). On the Business Day any such Conversion is required, the Enhancement Agent (upon receiving written notice of such Series 1998-1 Lease Payment Losses from the Master Servicer) shall direct the Trustee to deliver to the Series 1998-1 Letter of Credit Provider a Notice of Conversion in the form of Exhibit B to the CP Enhancement Letter of Credit Application and Agreement by 1:00 p.m. (New York City time) on such Business Day.

          Section 4.18   The Series 1998-1 Cash Collateral Account.

          (a) Upon receipt of written notice of a draw on the Series 1998-1 Letter of Credit from the Enhancement Agent pursuant to Section 4.16, the Trustee shall establish and maintain in the name of the Trustee for the benefit of the Series 1998-1 Noteholders, or cause to be established and maintained, the Series 1998-1 Cash Collateral Account bearing a designation clearly indicating that the funds deposited therein are held for the Series 1998-1 Noteholders. The Series 1998-1 Cash Collateral Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 1998-1 Cash
Collateral Account. If the Series 1998-1 Cash Collateral Account is not maintained in accordance with the prior sentence, then within 10 Business Days after obtaining knowledge of such fact, the Master Servicer has agreed pursuant to the Master Lease that it shall establish a new Series 1998-1 Cash Collateral Account which complies with such sentence and shall instruct the Trustee in writing to transfer into the new Series 1998-1 Cash Collateral Account all cash and investments from the non-qualifying Series 1998-1 Cash Collateral Account. When established, the Series 1998-1 Cash Collateral Account is intended to function in all respects as the replacement for, and the equivalent of, the Series 1998-1 Letter of Credit. Accordingly, following its creation, each reference to a draw on the Series 1998-1 Letter of Credit shall refer to withdrawals from the Series 1998-1 Cash Collateral Account and references to similar terms shall mean and be a reference to actions taken with respect to the Series 1998-1 Cash Collateral Account that correspond to actions that otherwise would have been taken with respect to the Series 1998-1 Letter of Credit. Without limiting the generality of the foregoing, upon funding of the Series 1998-1 Cash Collateral Account, the Trustee shall, at all times when the Enhancement Agent is otherwise required to make a draw under the Series 1998-1 Letter of Credit pursuant to Section 4.14, 4.15 or 4.16 of this Supplement, make a draw from the Series 1998-1 Cash Collateral Account in the amount and at such time as a draw would be made under the Series 1998-1 Letter of Credit pursuant to Section 4.14, 4.15 or 4.16 of this Supplement. The Trustee shall provide written notice to DTAG of any draw from the Series 1998-1 Cash Collateral Account pursuant to Section 4.14, 4.15 or 4.16 of this Supplement.

          (b) In order to secure and provide for the repayment and payment of the obligations of RCFC with respect to the Series 1998-1 Notes (but not any other Series of Notes), RCFC hereby assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 1998-1 Noteholders, all of RCFC's right, title and interest in and to the following (whether now or hereafter existing and whether now owned or hereafter acquired): (i) the Series 1998-1 Cash Collateral Account; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 1998-1 Cash Collateral Account or the funds on deposit therein from time to time; (iv) all Permitted Investments made at any time and from time to time with the monies in the Series 1998-1 Cash Collateral Account; and (v) all proceeds of any and all of the foregoing, including, without limitation, cash. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 1998-1 Cash Collateral Account and in all proceeds thereof. The Series 1998-1 Cash Collateral Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 1998-1 Noteholders and the Series 1998-1 Letter of Credit Provider, as their interests appear herein, which interest in the case of the Series 1998-1 Letter of Credit Provider shall be subject to the interests of the holders of Series 1998-1 Notes as provided herein.

          (c) Funds on deposit in the Series 1998-1 Cash Collateral Account shall, at the written direction of the Master Servicer given pursuant to the Master Lease, be invested by the Trustee in Permitted Investments subject to the right of the Liquidity Agent pursuant to Section 5.04 of the Collateral Agreement to direct the investment of such amounts so long as a Liquidity Agreement Amortization Event (other than Scheduled Liquidity Agreement Amortization Events) shall have occurred and be continuing. Funds on deposit in the Series 1998-1 Cash Collateral Account on any Payment Date, after giving effect to any deposits to or withdrawals from the Series 1998-1 Cash Collateral Account on such Payment Date, shall be invested in Permitted Investments that will mature at such time that such funds will be available for withdrawal on or prior to the following Payment Date. The proceeds of any such investment, to the extent not distributed on such Payment Date, shall be invested in Permitted Investments that will mature at such time that such funds will be available for withdrawal on or prior to the Payment Date immediately following the date of such investment. The Trustee shall maintain for the benefit of the Series 1998-1 Noteholders and the Series 1998-1 Letter of Credit Provider as their interests appear herein, which interest in the case of the Series 1998-1 Letter of Credit Provider shall be subject to the interests of the holders of the Series 1998-1 Notes as provided herein, possession of the negotiable instruments or securities evidencing the Permitted Investments from the time of purchase thereof until the time of sale or maturity. On each Payment Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Payment Date on funds on deposit in the Series 1998-1 Cash Collateral Account shall be paid to the Series 1998-1 Letter of Credit Provider to the extent of any unreimbursed draws on the Series 1998-1 Letter of Credit. Subject to the restrictions set forth above, the Master Servicer, or a Person designated in writing by the Master Servicer with written notification thereof to the Trustee, shall have the authority to instruct the Trustee in writing with respect to the investment of funds on deposit in the Series 1998-1 Cash Collateral Account. For purposes of determining the availability of funds or the balances in the Series 1998-1 Cash Collateral Account for any reason under the Indenture, all investment earnings on such funds shall be deemed not to be available or on deposit. (d) In the event that the Series 1998-1 Cash Collateral Account Surplus on any Payment Date, after giving effect to all withdrawals from the Series 1998-1 Cash Collateral Account, is greater than zero, the Trustee, acting in accordance with the written instructions of the Master Servicer, shall withdraw from the Series 1998-1 Cash Collateral Account an amount equal to the Series 1998-1 Cash Collateral Amount Surplus and shall pay from such amount to the Series 1998-1 Letter of Credit Provider, an amount equal to the amount of unreimbursed draws under the Series 1998-1 Letter of Credit.

          (d) In the event that the Series 1998-1 Cash Collateral Account Surplus on any Payment Date, after giving effect to all withdrawals from the Series 1998-1 Cash Collateral Account, is greater than zero, the Trustee, acting in accordance with the written instructions of the Master Servicer, shall withdraw from the Series 1998-1 Cash Collateral Account an amount equal to the Series 1998-1 Cash Collateral Amount Surplus and shall pay from such amount to the Series 1998-1 Letter of Credit Provider, an amount equal to the amount of unreimbursed draws under the Series 1998-1 Letter of Credit.

          (e) Upon the later to occur of (i) the termination of the Indenture pursuant to Section 10.1 of the Base Indenture and (ii) the Business Day immediately following the Series 1998-1 Letter of Credit Expiration Date, the Trustee, acting in accordance with the written instructions of the Master Servicer, after the prior payment of all amounts owing to the Series 1998-1 Noteholders and payable from the Series 1998-1 Cash Collateral Account as provided herein, shall withdraw from the Series 1998-1 Cash Collateral Account all amounts on deposit therein and shall pay from such amounts to the Series 1998-1 Letter of Credit Provider an amount equal to the amount of unreimbursed draws on the Series 1998-1 Letter of Credit.

          Section 4.19 Appointment of Enhancement Agent. Bankers TrustCompany is hereby appointed to act as Enhancement Agent in respect of the Series 1998-1 Letter of Credit and Bankers Trust Company hereby accepts such appointment and agrees to hold the Series 1998-1 Letter of Credit as beneficiary on behalf of the Trustee and the Collateral Agent pursuant to the terms hereof and to make draws thereon pursuant to the terms of the Series 1998-1 Letter of Credit, this Supplement and the Collateral Agreement. The Enhancement Agent shall promptly follow the instructions of either the Trustee or the Collateral Agent to make a claim under the Series 1998-1 Letter of Credit or withdrawal from the Series 1998-1 Cash Collateral Account. The Enhancement Agent shall have all the rights of the Trustee under Sections 9.2 and 9.3 of the Base Indenture. The Enhancement Agent hereby acknowledges and agrees to perform the duties set forth with respect to the Enhancement Agent in Sections 2.1(a), 2.1(e), 2.1(f), 2.3(a) and 2.3(c) of the CP Enhancement Letter of Credit Application and Agreement including, without limitation, its obligation to execute and deliver a Notice of Reduction of Series 1998-1 Letter of Credit Amount substantially in the form attached as Annex E to the Series 1998-1 Letter of Credit upon its receipt of a Request for Reduction of Series 1998-1 Letter of Credit Amount in substantially the form attached as Exhibit D to the CP Enhancement Letter of Credit Application and Agreement. The Enhancement Agent further agrees that, in cases where it shall be obligated to deliver a Notice of Increase of Series 1998-1 Letter of Credit Amount in the form of and pursuant to the terms provided in Annex F to that certain Irrevocable Letter of Credit dated March 4, 1998 (No. TS-06000979), it shall concurrently deliver its acknowledgement and acceptance of such notice to each of the Collateral Agent and the Depositary. Notwithstanding anything to the contrary contained in this Supplement or the Base Indenture, (i) the Master Servicer shall be solely responsible for payment of the fees of the Enhancement Agent and such fees shall not be paid out of the fees otherwise payable to the Trustee, (ii) the Servicers, jointly and severally, shall indemnify the Enhancement Agent (which for purposes of this Section 4.19 shall include its officers, directors and employees) to the same extent as the Servicers' indemnification of the Trustee pursuant to Section 15.2 of the Master Lease and (iii) the Trustee shall not be responsible for the acts or omissions of the Enhancement Agent.

          Section 4.20 Exchange of Vehicles. On any date on which RCFC determines to tender a Group II Vehicle to the Qualified Intermediary as a Group II Exchanged Vehicle, RCFC shall either:

          (i) designate and direct the Trustee to transfer amounts in respect of the Substitute Group II Exchanged Vehicle Proceeds equal to the Net Book Value as of such date of the Group II Exchanged Vehicle to the Series 1998-1 Collection Account and treat such amounts as Disposition Proceeds of such Group II Exchanged Vehicle;

          (ii) upon identifying a Group II Vehicle as a Group II Exchanged Vehicle designate on such date an increase in Exchange Agreement Group II Rights Value equal to the Exchange Proceeds of such Group II Exchanged Vehicle and to the extent such increase in Exchange Agreement Group II
     Rights Value is more or less than the Net Book Value of such Group II Exchanged Vehicle, treat the difference as a Recovery or a Loss, as applicable, hereunder; or

          (iii) upon identifying a Group II Vehicle as a Group II Exchanged Vehicle, substitute one or more Group II Replacement Vehicles having an aggregate Net Book Value at least equal to the Exchange Proceeds of the Group II Exchanged Vehicle to substitute for such Group II Exchanged
     Vehicle as Group II Collateral and Group II Vehicles for purposes of the Related Documents and to the extent such Exchange Proceeds are more or less than the Net Book Value of such Group II Exchanged Vehicle, treat the difference as a Recovery or a Loss, as applicable, hereunder.

          RCFC shall provide written instruction to the Trustee and Master Collateral Agent upon tender of a Group II Exchanged Vehicle to a Qualified Intermediary with respect to the designations, substitutions and transfers set forth in this Section.

                                    ARTICLE 5

                               AMORTIZATION EVENTS
                               -------------------

          Section 5.1 Series 1998-1 Amortization Events. In addition to the Amortization Events set forth in Section 8.1 of the Base Indenture, the following shall be Amortization Events with respect to the Series 1998-1 Notes (without notice or other action on the part of the Trustee or any Series 1998-1 Noteholders):

          (a) a Series 1998-1 Enhancement Deficiency shall occur and continue for at least five (5) Business Days after the Master Servicer obtains actual knowledge thereof; provided, however, that such event or condition shall not be an Amortization Event if (i) during such five (5) Business Day period DTAG shall have increased the Series 1998-1 Letter of Credit Amount or RCFC shall have increased the Series 1998-1 Available Subordinated Amount by allocating to the Series 1998-1 Available Subordinated Amount, Eligible Vehicles theretofore allocated to the Retained Interest or by depositing funds into the Series 1998-1 Cash Collateral Account or the Series 1998-1 Excess Funding Account, in either case so that the Series 1998-1 Enhancement Deficiency no longer exists, and (ii) any increase in the Series 1998-1 Available Subordinated Amount pursuant to clause (i) of this Section 5.1(a) shall be in accordance with the terms of Section 4.7(d)(v) of this Supplement;

          (b) the Series 1998-1 Letter of Credit shall not be in full force and effect and no substitute credit enhancement shall have been obtained pursuant to the CP Enhancement Letter of Credit Application and Agreement unless
(i) the inclusion of the Series 1998-1 Letter of Credit Amount in the Enhancement Amount is not necessary for the Enhancement Amount to equal or exceed the Minimum Enhancement Amount, or (ii) the Series 1998-1 Cash Collateral Account shall theretofore have been funded to the full extent required hereunder;

          (c) from and after the funding of the Series 1998-1 Cash Collateral Account pursuant to Sections 4.16 or 4.18 of this Supplement, the Series 1998-1 Cash Collateral Account shall be subject to an injunction, estoppel or other stay or a Lien (other than the Lien of the Trustee under the Indenture);

          (d) an Event of Bankruptcy shall have occurred with respect to the Series 1998-1 Letter of Credit Provider or the Series 1998-1 Letter of Credit Provider repudiates the Series 1998-1 Letter of Credit or refuses to honor a proper draw thereon in accordance with the terms thereof, unless (i) the inclusion of the Series 1998-1 Letter of Credit Amount in the Enhancement Amount is not necessary for the Enhancement Amount to equal or exceed the Minimum Enhancement Amount, or (ii) the Series 1998-1 Cash Collateral Account shall theretofore have been funded to the full extent required hereunder and under the CP Enhancement Letter of Credit Application and Agreement;

          (e) any of the Related Documents r any portion thereof shall not be in full force and effect or enforceable in accordance with its terms or RCFC, DTAG (including in its capacity as Master Servicer), Thrifty (including in its capacity as a Servicer) or Dollar (including in its capacity as a Servicer) or any successor to Thrifty or Dollar in their respective capacities as Servicers shall so assert in writing;

          (f) all principal and accrued interest of the Series 1998-1 Notes shall not be paid in full on or before the Series 1998-1 Expected Final Payment Date; or

          (g) an event of default shall have occurred and be continuing under the Master Lease; or

          (h) a Liquidity Agreement Amortization Event occurs under the Liquidity Agreement.

          In the case of any event described in clause (a) above, an Amortization Event will be deemed to have occurred with respect to the Series 1998-1 Notes, after the grace period described therein, immediately without notice or other action on the part of the Trustee or the Series 1998-1 Noteholders. In the case of any of the events described in clauses (b) through
(h) above, an Amortization Event will be deemed to have occurred with respect to the Series 1998-1 Notes only if, after any applicable grace period described in such clauses, either the Trustee, by written notice to the Issuer, or the Series 1998-1 Noteholders, by written notice to the Issuer and the Trustee, declare that, as of the date of such notice, an Amortization Event has occurred.

          Section 5.2 Waiver of Past Events. Subject to Section 11.2 of the Base Indenture, Series 1998-1 Noteholders holding 100% of the Series 1998-1 Invested Amount, by written notice to the Trustee, may waive any existing Potential Amortization Event or Amortization Event.

                                    ARTICLE 6

                                    COVENANTS
                                    ---------

          Section 6.1 Minimum Subordinated Amount. RCFC shall maintain the Series 1998-1 Available Subordinated Amount in an amount greater than or equal to the Minimum Subordinated Amount.

          Section 6.2 Minimum Series 1998-1 Letter of Credit Amount. RCFC shall maintain the Series 1998-1 Letter of Credit Amount in an amount greater than or equal to the Minimum Series 1998-1 Letter of Credit Amount.

                                   ARTICLE 7

                           FORM OF SERIES 1998-1 NOTES
                           ---------------------------

          Series 1998-1 Notes will be issued in fully registered form, substantially in the form set forth in Exhibit A to this Supplement, with such legends as may be applicable thereto as set forth in the Base Indenture, and will be sold initially to DTFC and shall be duly executed by the Issuer and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture. The Series 1998-1 Notes are not permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed except in compliance with the terms of the Base Indenture. The Series 1998-1 Notes shall bear a face amount equal to the Series 1998-1 Maximum Invested Amount, and shall be initially issued in a principal amount equal to the Series 1998-1 Initial Invested Amount. The Trustee shall, or shall cause the Note Registrar to, record any Increases or Decreases with respect to the Series 1998-1 Invested Amount such that the principal amount of the Series 1998-1 Notes Outstanding accurately reflects all such Increases and Decreases.

                                    ARTICLE 8

                                     GENERAL
                                     -------

          Section 8.1 Payment of Rating Agencies' Fees. RCFC agrees and covenants with the Master Servicer and the Trustee to pay all reasonable fees and expenses of the Rating Agencies and to promptly provide all documents and other information that the Rating Agencies may reasonably request.

          Section 8.2    Exhibits.  The  following   exhibits  attached   hereto
supplement the exhibits included in the Indenture.

                  Exhibit A:     Form of Series 1998-1 Note
                  Exhibit B:     Reserved
                  Exhibit C:     Form of Demand Note
                  Exhibit D:     Form of Notice of Series 1998-1 Lease
                  Payment Losses

          Section 8.3 Ratification of Base Indenture. As supplemented by this Supplement and except as specified in this Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Series Supplement shall be read, taken, and construed as one and the same instrument. In this regard, for the purposes of the terms and conditions governing the Series 1998-1 Notes and the Group II Collateral,
Section 7.28 of the Base Indenture shall not apply.

          Section 8.4 Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

          Section 8.5 Governing Law. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW (INCLUDING, WITHOUT LIMITATION, THE UCC) OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF
LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

          Section 8.6 Amendments. This Supplement may be modified or amended from time to time in accordance with the terms of the Base Indenture; provided, however, that if, pursuant to the terms of the Base Indenture or this Supplement, the consent of the Required Group II Noteholders is required for an amendment or modification of this Supplement, such requirement shall be satisfied if such amendment or modification is consented to by Noteholders representing more than 50% of the Aggregate Principal Balance of the Series 1998-1 Notes affected thereby (including for purposes of determining such aggregate outstanding principal amount, the Aggregate Principal Balance of the Series 1998-1 Notes). In addition, this Supplement may be amended or modified from time to time, without the consent of any Group II Noteholder but with the consent of RCFC, DTAG and the Trustee and written confirmation of the then current ratings on the Series 1998-1 Notes from the Rating Agencies to amend the following definitions: "Maximum Manufacturer Percentage", "Measurement Month", "Measurement Month Average" and "Market Value Adjustment Percentage" and to make changes related to such amendments.



                     [Remainder of Page Intentionally Blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                 RENTAL CAR FINANCE CORP.


                                 By:  __________________________________________
                                      Pamela S. Peck
                                      Vice President and Treasurer


                                 BANKERS TRUST COMPANY, as Trustee and
                                 Enhancement Agent


                                 By:  __________________________________________
                                      Name:
                                      Title:



Accepted and Acknowledged by:

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
as Master Servicer


By:  _____________________________
     Michael H. McMahon
     Assistant Treasurer

THRIFTY RENT-A-CAR SYSTEM, INC., as Servicer


By:  _____________________________
     Pamela S. Peck
     Treasurer

DOLLAR RENT A CAR SYSTEMS, INC., as Servicer


By:  _____________________________
     Michael H. McMahon
     Treasurer

CREDIT SUISSE FIRST BOSTON, as the Enhancement Provider


By:  _____________________________
     Name:
     Title:

By:  _____________________________
     Name:
     Title:

DOLLAR THRIFTY FUNDING CORP., as the Series 1998-1 Noteholder


By:  _____________________________
     Pamela S. Peck
     Vice President and Treasurer

                                                                      SCHEDULE 1

        Schedule of Maximum Manufacturer Percentages of Group II Vehicles
        -----------------------------------------------------------------

                                   Maximum Program         Maximum Non-Program
     Eligible Manufacturer           Percentage*               Percentage*
    -----------------------       -----------------       ---------------------

         DaimlerChrysler                 100%                      30%
              Ford                       100%                      30%
             Toyota                      100%                      30%
         General Motors                   0%                       30%
              Honda                       0%                       30%
             Nissan                       0%                       30%
           Volkswagen                     0%                       30%
              Mazda                       0%                    Up to 25%
             Subaru                       0%                Up to 15% (1) (2)
             Suzuki                       0%                Up to 15% (1) (2)
           Mitsubishi                     0%                Up to 15% (1) (2)
              Isuzu                       0%                Up to 15% (1) (2)
               Kia                        0%                Up to 5% (2) (3)
             Hyundai                      0%                Up to 3% (2) (3)

-------------------

(1) The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi or Isuzu shall not exceed 15% in the aggregate.

(2) The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi, Isuzu, Kia or Hyundai shall not exceed 20% in the aggregate.

(3) The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Kia and Hyundai shall not exceed 7% in the aggregate.

*    As a percentage of the Group II Collateral.

                                                                       EXHIBIT A

                           Form of Series 1998-1 Note
                           --------------------------


RENTAL CAR ASSET BACKED VARIABLE FUNDING NOTE, SERIES 1998-1


REGISTERED


No. R-1

                       SEE REVERSE FOR CERTAIN CONDITIONS





          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF RENTAL CAR FINANCE CORP., AN OKLAHOMA CORPORATION (THE "COMPANY"), THAT THIS NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION. THIS NOTE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE INDENTURE REFERRED TO HEREIN.

          THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AND SUBJECT TO INCREASES AND DECREASES AS SET FORTH HEREIN AND IN THE INDENTURE. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                            RENTAL CAR FINANCE CORP.


          RENTAL CAR ASSET BACKED VARIABLE FUNDING NOTE, SERIES 1998-1


          RENTAL CAR FINANCE CORP., an Oklahoma corporation (herein referred to as the "Company"), for value received, hereby promises to pay to Dollar Thrifty Funding Corp., an Oklahoma corporation (the "Noteholder"), or its registered assigns, the aggregate unpaid principal amount shown on the schedule attached hereto (and any continuation thereof), which amount shall be payable in the amounts and at the times set forth in the Indenture (as defined on the reverse side of this Note), provided, however, that the entire unpaid principal amount of this Note shall be due on the Series 1998-1 Termination Date (unless extended in writing by the parties to the Indenture and the Noteholder). The Company will pay interest on this Note at the Series 1998-1 Note Rate. Such interest shall be payable on each Payment Date or such other date as may be specified in the Supplement until the principal of this Note is paid or made available for payment, to the extent funds will be available from Collections processed from but not including the preceding Payment Date through each such Payment Date or such other date, as applicable, in respect of the sum of (i) the Daily Interest Amounts for each day in the related Series 1998-1 Interest Period, plus (ii) all previously accrued and unpaid Series 1998-1 Interest Amounts (together with interest on such unpaid amounts at the Series 1998-1 Note Rate), plus (iii) any Carrying Charges due to the Series 1998-1 Noteholders and unpaid as of such Payment Date. The principal amount of this Note shall be subject to Increases and Decreases on any Business Day during the Series 1998-1 Revolving Period, and accordingly, such principal amount is subject to prepayment at any time. Notwithstanding the foregoing, prior to the Series 1998-1 Termination Date and unless an Amortization Event shall have occurred, only interest payments on the outstanding Principal Amount of this Note are required to be made to the holder hereof. Beginning on the first Payment Date following the occurrence of an Amortization Event, subject to Decreases on any Business Day, the principal of this Note shall be paid in installments on each subsequent Payment Date to the extent of funds available for payment therefor pursuant to the Indenture. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

          The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Company with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note. This Note does not represent an interest in, or an obligation of, the Master Servicer or any affiliate of the Master Servicer other than the Company.

          Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note. Although a summary of certain provisions of the Indenture are set forth below and on the reverse hereof and made a part hereof, this Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Master Servicer and the Trustee. A copy of the Indenture may be requested from the Trustee by writing to the Trustee at: Bankers Trust Company, 4 Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Indenture.

          Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date: March 4, 1998
                                 RENTAL CAR FINANCE CORP.




                                 By:____________________________________________
                                    Name:
                                    Title:




                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


          This is one of the Notes of a Series issued under the within-mentioned Indenture.

                                 BANKERS TRUST COMPANY,
                                   as Trustee



                                 By:____________________________________________
                                    Authorized Signature

                          REVERSE OF SERIES 1998-1 NOTE
                          -----------------------------


          This Note is one of a duly authorized issue of Notes of the Company, designated as its Rental Car Asset Backed Variable Funding Notes, Series 1998-1 (herein called the "Series 1998-1 Notes"), all issued under (i) a Base Indenture, dated as of December 13, 1995 (as amended by Amendment to Base
Indenture, dated as of December 23, 1997, and as the same may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Base Indenture"), between the Company, as issuer, and Bankers Trust Company, a New York banking corporation ("Bankers Trust Company"), as trustee (in such capacity, the "Trustee"), and (ii) a Series 1998-1 Supplement, dated as of March 4, 1998 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Series 1998-1 Supplement"), between the Company, as issuer, and Bankers Trust Company, as the Trustee and enhancement agent (in such additional capacity, the "Enhancement Agent"). The Base Indenture and the Series 1998-1 Supplement are referred to herein collectively as the "Indenture". The Series 1998-1 Notes are subject to all terms of the Indenture. All terms used in this Series 1998-1 Note that are defined in the Indenture, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, shall have the meanings assigned to them in or pursuant to the Indenture, as so amended, supplemented, restated or otherwise modified.

          The 1998-1 Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture and the Series 1998-1 Supplement.

          "Payment Date" means the 25th day of each calendar month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing April 25, 1998.

          As described above, the entire unpaid principal amount of this Series 1998-1 Note shall be due and payable on the Series 1998-1 Termination Date. Notwithstanding the foregoing, if an Amortization Event, Liquidation Event of Default or Limited Liquidation Event of Default shall have occurred and be continuing then, in certain circumstances, principal on the Series 1998-1 Notes may be paid earlier, as described in the Indenture. All principal payments on the Series 1998-1 Notes shall be made pro rata to the Series 1998-1 Noteholders entitled thereto.

          Payments of interest on this Series 1998-1 Note are due and payable on each Payment Date or such other date as may be specified in the Supplement, together with the installment of principal then due, if any, and any payments of principal made on any Business Day in respect of any Decreases, to the extent not in full payment of this Series 1998-1 Note, shall be made by wire transfer to the Holder of record of this Series 1998-1 Note (or one or more predecessor Series 1998-1 Notes) on the Note Register as of the close of business on each Record Date. Any reduction in the principal amount of this Series 1998-1 Note (or any one or more predecessor Series 1998-1 Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Series 1998-1 Note and of any Series 1998-1 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted thereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Series 1998-1 Note on a Payment Date or on any Business Day, then the Trustee, in the name of and on behalf of the Company, will notify the Person who was the registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed within five days of such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Series 1998-1 Note at the Corporate Trust Office.

          The Company shall pay interest on overdue installments of interest at the Series 1998-1 Note Rate to the extent lawful.

          As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Series 1998-1 Note may be registered on the Note Register upon surrender of this Series 1998-1 Note for registration of transfer at the office or agency designated by the Company pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in the City of New York or the city in which the Corporate Trust Office is located, or a member firm of a national securities exchange, and such other documents as the Registrar may reasonably require, and thereupon one or more new Series 1998-1 Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Series 1998-1 Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

          Each Series 1998-1 Noteholder, by acceptance of a Series 1998-1 Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Trustee or the Company on the Series 1998-1 Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Trustee or the Company in its individual capacity, (ii) any owner of a beneficial interest in the Company or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Trustee or the Company in its individual capacity, any holder of a beneficial interest in the Company or the Trustee or of any successor or assign of the Trustee or the Company in its individual capacity, except (a) as any such Person may have expressly agreed and (b) any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Company for any and all liabilities, obligations and undertakings contained in the Indenture or in this Series 1998-1 Note, subject to Section 12.16 of the Base Indenture.

          Each Series 1998-1 Noteholder, by acceptance of a Series 1998-1 Note, covenants and agrees that by accepting the benefits of the Indenture that such Series 1998-1 Noteholder will not for a period of one year and one day following the later of (i) payment in full of all Series 1998-1 Notes and (ii) the payment in full of all Commercial Paper Notes Outstanding, institute against the Company, or join in any institution against the Company of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Series 1998-1 Notes, the Indenture or the Related Documents.

          Prior to the due presentment for registration of transfer of this Series 1998-1 Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Series 1998-1 Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Series 1998-1 Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          It is the intent of the Company and each Series 1998-1 Noteholder that, for federal, state and local income and franchise tax purposes only, the Series 1998-1 Notes will evidence indebtedness of the Company secured by the Collateral. Each Series 1998-1 Noteholder, by the acceptance of this Series 1998-1 Note, agrees to treat this Series 1998-1 Note for federal, state and local income and franchise tax purposes as indebtedness of the Company.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Series 1998-1 Notes under the Indenture at any time by the Company with the consent of the Holders of Series 1998-1 Notes representing more than 50% in principal amount of the Outstanding Series 1998-1 Notes which are affected by such amendment or modification subject to certain exceptions set forth in the Indenture. The Indenture also contains provisions permitting the Holders of Series 1998-1 Notes representing specified percentages of the Outstanding Series 1998-1 Notes, on behalf of the Holders of all the Series 1998-1 Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Series 1998-1 Note (or any one of more predecessor Series 1998-1 Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Series 1998-1 Note and of any Series 1998-1 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Series 1998-1 Note. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Series 1998-1 Notes issued thereunder.

          The term "Company" as used in this Series 1998-1 Note includes any successor to the Company under the Indenture.

          The Series 1998-1 Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth therein.

          This Series 1998-1 Note and the Indenture shall be construed in accordance with the law of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such law.

          No reference herein to the Indenture and no provision of this Series 1998-1 Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Series 1998-1 Note at the times, place, and rate, and in the coin or currency herein prescribed, subject to any duty of the Company to deduct or withhold any amounts as required by law, including any applicable U.S. withholding taxes.


                                        INCREASES AND DECREASES

======== ============= ============ ============ ========= ============= =================== ==========
            Unpaid                                            Series          Interest        Notation
           Principal                                        1998-1 Note        Period           Made
  Date      Amount       Increase     Decrease     Total       Rate        (if applicable)       by
======== ============= ============ ============ ========= ============= =================== ==========

-------- ------------- ------------ ------------ --------- ------------- ------------------- ----------

-------- ------------- ------------ ------------ --------- ------------- ------------------- ----------

-------- ------------- ------------ ------------ --------- ------------- ------------------- ----------

-------- ------------- ------------ ------------ --------- ------------- ------------------- ----------

-------- ------------- ------------ ------------ --------- ------------- ------------------- ----------

-------- ------------- ------------ ------------ --------- ------------- ------------------- ----------

-------- ------------- ------------ ------------ --------- ------------- ------------------- ----------

-------- ------------- ------------ ------------ --------- ------------- ------------------- ----------

-------- ------------- ------------ ------------ --------- ------------- ------------------- ----------

-------- ------------- ------------ ------------ --------- ------------- ------------------- ----------

-------- ------------- ------------ ------------ --------- ------------- ------------------- ----------

-------- ------------- ------------ ------------ --------- ------------- ------------------- ----------

-------- ------------- ------------ ------------ --------- ------------- ------------------- ----------

-------- ------------- ------------ ------------ --------- ------------- ------------------- ----------

-------- ------------- ------------ ------------ --------- ------------- ------------------- ----------

-------- ------------- ------------ ------------ --------- ------------- ------------------- ----------

-------- ------------- ------------ ------------ --------- ------------- ------------------- ----------

-------- ------------- ------------ ------------ --------- ------------- ------------------- ----------

-------- ------------- ------------ ------------ --------- ------------- ------------------- ----------

-------- ------------- ------------ ------------ --------- ------------- ------------------- ----------

-------- ------------- ------------ ------------ --------- ------------- ------------------- ----------

-------- ------------- ------------ ------------ --------- ------------- ------------------- ----------

-------- ------------- ------------ ------------ --------- ------------- ------------------- ----------

-------- ------------- ------------ ------------ --------- ------------- ------------------- ----------

-------- ------------- ------------ ------------ --------- ------------- ------------------- ----------

======== ============= ============ ============ ========= ============= =================== ==========


                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

__________________________________


          FOR VALUE RECEIVED,  the   undersigned   hereby  sells,   assigns  and
transfers  unto___________________________________________  (name and address of assignee)

the within Series 1998-1 Note and all rights thereunder, and hereby irrevocably constitutes and appoints , attorney, to transfer said Series 1998-1 Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:___________________    __________________________________1/



                                 Signature Guaranteed:




                                 _______________________________________________



_________________________



















__________________________________

1/ NOTE: The signature to this assignment must correspond with the name of the registered owner as it apprears on the fac of the within Series 1998-1 Note in every particular, without alteration, enlargement or any change whatsoever.

                                                                       EXHIBIT B

                                   [Reserved]

                                                                       EXHIBIT C

                               Form of Demand Note
                               -------------------

                                                             New York, New York
                                                            [------------------]

          FOR VALUE RECEIVED, the undersigned, DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation ("DTAG"), promises to pay to RENTAL CAR FINANCE CORP., an Oklahoma corporation ("RCFC"), on demand (the "Demand Date"), (a) the
principal  sum of [          ] or (b) such  other  amount,  shown on  Schedule A
attached hereto (and any continuation thereof) made by RCFC, as the aggregate unpaid principal balance hereof, including the aggregate unpaid principal amount of Demand Note Advances (as defined herein) made from funds on deposit in the Series 1998-1 Collection Account from time to time.

          1.      Principal  Payment  Date.   Any  unpaid   principal   of  this
promissory  note (this "Demand Note") shall be paid on the Demand Date.

          2. Interest. DTAG also promises to pay interest on the unpaid principal amount hereof from time to time outstanding at an interest rate of one-year LIBOR, as determined for such period in the manner set forth under the Base Indenture, dated as of December 13, 1995, as amended by the Amendment to Base Indenture, dated as of December 23, 1997, between RCFC and Bankers Trust, as Trustee (the "Base Indenture") as supplemented by the Series 1998-1 Supplement, dated as of March 4, 1998 (the "Series 1998-1 Supplement" and together with the Base Indenture, the "Indenture") for the determination of LIBOR thereunder, plus 1.5% (the "Demand Note Rate") from the date hereof until the principal amount shall be paid in full. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth therefor in the Indenture.

          3. Prepayments. DTAG shall repay in full the unpaid principal amount of the Demand Note upon the Demand Date hereof. Prior thereto, DTAG:

          (a)     may,  from  time   to  time  on  any  Business  Day,   make  a
voluntary prepayment, in whole or in part, of the outstanding principal amount of this Demand Note; provided, however, that

          (i) any such prepayment shall be made after all payments due on such Business Day under the Related Documents have been paid in full;

          (ii) no Event of Default or Lease Event of Default shall have occurred and be continuing; and

          (iii) such voluntary prepayments shall require at least three but no more than five Business Days' prior written notice to RCFC.

Each prepayment of any Demand Note made pursuant to this Section 3 shall be without premium or penalty.

          4. Demand Note Advances. RCFC agrees to make advances ("Demand Note Advances") upon request from DTAG as borrower out of and not to exceed in any Related Month the amount of Recoveries not allocated pursuant to Sections 4.7(a)(ii)(1) and 4.7(c)(ii)(1) of the Series 1998-1 Supplement. Such Demand Note Advances are repayable by DTAG, with interest, on each Demand Date upon demand by RCFC or the Trustee, as assignee of RCFC. Demand Note Advances shall accrue interest on the outstanding balance thereof at the Demand Note Rate then applicable. The date, amount, interest rate and duration of the Interest Period (if applicable) of each Demand Note Advance made by RCFC to DTAG and each payment made on account of the principal thereof, shall be recorded by RCFC on its books and, prior to any transfer of this Demand Note, endorsed by RCFC on Schedule A attached hereto or any continuation thereof, provided that the failure of RCFC to make any such recordation or endorsement shall not affect the obligations of DTAG to make a payment when due of any amount owing hereunder or under any other Related Document in respect of the Demand Note Advances made by RCFC.

          5.      Subordination.

          (a) RCFC, as subordinated lender under this Demand Note in respect of Demand Note Advances (the "Subordinated Lender") hereby agrees that the Subordinated Lender's right under this Demand Note is expressly subordinated to all payment obligations due to the Trustee, as assignee of the Master Lease, (the "Senior Lender") under the Master Lease (the "Payment Obligations"). The Subordinated Lender hereby agrees that the payment of this Demand Note is hereby expressly subordinated, in accordance with the terms hereof, to the prior payment in full of the Payment Obligations in cash.

          (b) Upon the maturity of any Payment Obligation (including interest thereon or fees or any other amounts owing in respect thereof), whether on the Payment Date (after any extension thereof), by acceleration or otherwise, all payments thereof and premium, if any, and interest thereon or fees or any other amounts owing in respect thereof, in each case to the extent due and owing, shall first be paid in full in cash, or such payment duly provided for in cash or in a manner satisfactory to the Senior Lender, before any payment is made on account of the Demand Note. The Subordinated Lender hereby agrees that, so long as an Event of Default or a Lease Event of Default, or event which with notice or lapse of time or both would constitute an Event of Default or a Lease Event of Default, in respect of any Payment Obligations, it will not ask, demand, sue for, or otherwise take, accept or receive, any amounts in respect of this Demand Note.

          (c) In the event that notwithstanding the provisions of the preceding Section 5(b), DTAG shall make any payment on account of this Demand Note at a time when payment is not permitted by said Section 5(b), such payment shall be held by the Subordinated Lender or its representative, in trust for the benefit of, and shall be paid forthwith over and delivered to, the Senior Lender or its representative for application to the payment of all Payment Obligations remaining unpaid to the extent necessary to pay all Payment Obligations in full in cash in accordance with the terms of the Master Lease, after giving effect to any concurrent payment or distribution to or for the Payment Obligations. Without in any way modifying the provisions hereof or affecting the subordination effected hereby if such notice is not given, DTAG shall give the Subordinated Lender prompt written notice of any payment made on the Demand Note and any Demand Date of Payment Obligations after which such Payment Obligations remain unsatisfied.

          (d) Upon any distribution of assets of DTAG upon any dissolution, winding up, liquidation or reorganization of DTAG (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

          (i) the Senior Lender shall first be entitled to receive payment in full of the Payment Obligations in cash or in a manner satisfactory to the Senior Lender (including, without limitation, all interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation whether or not such interest is an allowed claim in such proceeding) before the Subordinated Lender is entitled to receive any payment out of the proceeds from or distributions made under the Master Lease;

          (ii) any payment out of the proceeds from or distributions made under the Master Lease of any kind or character, whether in cash, property or securities to which the Subordinated Lender would be entitled except for the provisions hereof, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee or agent, directly to the Senior Lender or its representative under the agreements pursuant to which the Payment Obligations may have been made, to the extent necessary to make payment in full of all Payment Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to the Senior Lender in respect of the Payment Obligations; and

          (iii) in the event that, notwithstanding the foregoing provisions of this Section 5(d), any payment of any kind or character, whether in cash, property or securities, shall be received by the Subordinated Lender on account of principal of this Demand Note before all Payment Obligations are paid in full in cash or in a manner satisfactory to the Senior Lender, or effective provisions made for its payment, such payment out of the proceeds from or distributions made under the Master Lease shall be received and held in trust for and shall be paid over to the Senior Lender in respect of Payment Obligations remaining unpaid or unprovided for or their representative under the agreements pursuant to which the Payment Obligations have been made, for application to the payment of such Payment Obligations until all such Payment Obligations shall have been paid in full in cash or in a manner satisfactory to the Senior Lender, after giving effect to any concurrent payment or distribution to the Senior Lender in respect of Payment Obligations.

          Without in any way modifying the provisions hereof or affecting the subordination effected hereby if such notice is not given, DTAG shall give prompt written notice to the Subordinated Lender of any dissolution, winding up, liquidation or reorganization of DTAG (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise).

          6. No Waiver; Amendment. No failure or delay on the part of RCFC in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Demand Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by DTAG and RCFC, and (b) all consents required for such actions under the Related Documents shall have been received by the appropriate Persons.

          7. No Negotiation. This Demand Note is not negotiable other than a pledge or assignment to the Trustee, who is hereby authorized by DTAG and RCFC to make claims for repayment of principal outstandings hereunder on behalf of RCFC.

          8. Successors and Assigns. This Demand Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

          9. Governing Law. THIS DEMAND NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

          10. Captions. Paragraph captions used in this Demand Note are provided solely for convenience of reference only and shall not affect the meaning or interpretation of any provision of this Demand Note.

                                 DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.


                                 By:____________________________________________
                                    Pamela S. Peck
                                    Treasurer

Accepted and Agreed:

RENTAL CAR FINANCE CORP.

By:_______________________________
   Michael H. McMahon
   Assistant Treasurer



                                            Schedule A

                                           PAYMENT GRID

======== ============ ===================== ==================== ===================== ============
          Principal         Amount of         Amount of Demand        Outstanding        Notation
  Date      Amount      Principal Payment       Note Advance       Principal Balance      Made by
======== ============ ===================== ==================== ===================== ============

-------- ------------ --------------------- -------------------- --------------------- ------------

-------- ------------ --------------------- -------------------- --------------------- ------------

-------- ------------ --------------------- -------------------- --------------------- ------------

-------- ------------ --------------------- -------------------- --------------------- ------------

-------- ------------ --------------------- -------------------- --------------------- ------------

-------- ------------ --------------------- -------------------- --------------------- ------------

-------- ------------ --------------------- -------------------- --------------------- ------------

-------- ------------ --------------------- -------------------- --------------------- ------------

-------- ------------ --------------------- -------------------- --------------------- ------------

-------- ------------ --------------------- -------------------- --------------------- ------------

-------- ------------ --------------------- -------------------- --------------------- ------------

-------- ------------ --------------------- -------------------- --------------------- ------------

-------- ------------ --------------------- -------------------- --------------------- ------------

-------- ------------ --------------------- -------------------- --------------------- ------------

-------- ------------ --------------------- -------------------- --------------------- ------------

-------- ------------ --------------------- -------------------- --------------------- ------------

-------- ------------ --------------------- -------------------- --------------------- ------------

-------- ------------ --------------------- -------------------- --------------------- ------------

======== ============ ===================== ==================== ===================== ============


                                                                       EXHIBIT D


                                                     TO SERIES 1998-1 SUPPLEMENT


                                Form of Notice of
                       Series 1998-1 Lease Payment Losses
                       ----------------------------------

Bankers Trust Company, as Trustee and Enhancement Agent
4 Albany Street, 10th Floor
New York, New York 10006



Ladies and Gentlemen:

          This Series 1998-1 Lease Payment Losses Notice is delivered to you pursuant to Section 4.14 of the Amended and Restated Series 1998-1 Supplement dated as of February 26, 2002 to the Base Indenture dated as of December 13, 1995, as amended by the Amendment to Base Indenture dated as of December 23, 1997 (as amended or modified from to time, the "Series 1998-1 Supplement"), between Rental Car Finance Corp., an Oklahoma corporation, and Bankers Trust Company, as Trustee and Enhancement Agent. Terms used herein have the meanings provided in the Series 1998-1 Supplement.

          The Master Servicer hereby notifies the Trustee and the Enhancement Agent that as of _________, 20__ there exists Series 1998-1 Lease Payment Losses in the amount of $__________.

                                 DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

                                 By:____________________________________________
                                    Name:
                                    Title: